Exhibit 10.7
OFFICE LEASE
BETWEEN:
TC EVOLUTION LIMITED PARTNERSHIP
AND:
AURINIA PHARMACEUTICALS INC.

Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

THIS LEASE dated August 12, 2020 is between:
TC EVOLUTION LIMITED PARTNERSHIP
(“Landlord”)
AND
AURINIA PHARMACEUTICALS INC.
(“Tenant”)
BACKGROUND
A.    The Landlord is the beneficial owner of the Land on which the Building is located.

B.    0922010 B.C. Ltd. is the registered owner of the Lands, holding registered title as bare trustee for and on behalf of the Landlord.
C.    The Landlord has agreed to lease a portion of the Building to the Tenant on the terms and conditions set out below.
AGREEMENTS
For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties covenant and agree as follows:
Part 1

DEFINITIONS/SCHEDULES
1.1    Defined Terms
. In this Lease:
(a)    “Additional Rent” means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise, under this Lease except Basic Rent;
(b)    “Additional Services” means the services and supervision supplied by the Landlord and referred to in paragraph 9.5 or in any other provision as Additional Services and any other services which from time to time the Landlord supplies to the Tenant which are additional to the services which the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases of the Building.
(c)    “Affiliate” of any of the parties hereto means any corporation which is Controlled by or which Controls that party or any other corporation Controlled by, or which Controls, that corporation, whether the Control be direct or indirect;
(d)    “Architect” means an independent qualified architect employed by dHKarchitects Inc. or such other independent qualified architect from time to time named by the Landlord with whom the Tenant has no reasonable objection;
(e)    “Basic Rent” means the basic rent set out in paragraph 4.2(a)(i);
(f)    “BOMA Method” means the Building Owners and Managers Association method of measurement for office buildings titled, “Office Buildings: Standard Methods of Measurement (ANSI/BOMA A65.1-2017);
(g)    “Building” means the buildings, structures, facilities and other improvements erected, or to be erected, on the Land, and includes any other buildings, structures, facilities and improvements constituting an expansion of the Building but specifically excludes any residential building(s) constructed on the Land;
(h)    “Capital Tax” means the tax or excise, if any, imposed upon the Landlord on account of the capital of the Landlord as such amount is allocated by the Landlord to the Land and the Building, based upon the Landlord’s determination of the fair market value thereof in proportion to the fair market value of all of the capital assets of the Landlord within the jurisdiction of the taxation authority, with capital considered to include capital stock, retained earnings, contributed and other surpluses, loans, advances, and other liabilities and such other items as are included in the tax base of the tax on capital under the relevant tax law, as amended or substituted from time to time;
(i)    “Commencement Date” means the first day after the Fixturing Period has expired;
(j)    “Common Areas and Facilities” means those areas and facilities which may be furnished in or near the Building for the non-exclusive common use of, or the common benefit of, tenants and other occupants of the Building, their employees, agents, customers and other invitees and others designated by the Landlord from time to time, which areas and facilities are designated as such by the Landlord, which designation may be changed from time to time and which include without limitation, common entrances, lobbies, access stairways and corridors, common washrooms, elevators and escalators and rooftop patio, but excluding any parking areas located on the Land or serving the Building;
(k)    “Control”, “Controls” and “Controlled” includes, without limitation:
(i)    the right to exercise a majority of the votes which may be cast at a general meeting of a corporation,
(ii)    the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or other persons who have the right to manage or supervise the management of the affairs and business of the corporation, and
(iii)    any change in the general partners of a partnership, including the resignation of a partner;
(l)    “Delivery Conditions” comprise the following:
(i)    the Landlord’s Work has been substantially completed as certified by the Architect; and
(ii)    not less than 3 months have elapsed from the date of delivery to the Tenant of the Delivery Notice;
(m)    “Delivery Notice” means the written notice given by the Landlord to the Tenant containing the anticipated Possession Date;
(n)    “Fixturing Period” means period commencing on the Possession Date and ending on the date that is [redacted] after the Possession Date;
(o)    “GST” means the tax presently levied under Part IX of the Excise Tax Act (Canada) or as may be amended or substituted from time to time and includes any sales tax, multi-stage sales tax, value added tax, consumption tax or any other tax, levy, duty or assessment levied in lieu thereof or in addition thereto from time to time;
(p)    “Hazardous Substance” means any substance which, when released into the Building or any part thereof, or into the natural environment, is likely to cause, at any time, material harm or degradation to the natural environment or material risk to human health, and includes, without limitation, any flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls, chlorofluorocarbons, hydro chlorofluorocarbons, urea formaldehyde foam insulation, radon gas, chemicals known to cause cancer or other toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, or any substance declared to be hazardous or toxic or a pollutant, dangerous good, deleterious substance, effluent, hazardous waste or special waste, or words of similar meaning under any laws now or hereafter enacted, which affect or apply to the Building, the Landlord, the Tenant, or any of them;
(q)    “HVAC Costs” with reference to the whole or any part of the Building means all costs of heating, ventilating, air conditioning and humidity control of the Building or the specified part, and includes, but is not limited to, cost of fuel, water, electricity, operation of air distribution and cooling equipment, cost of maintenance of facilities and systems related to heating, ventilating, air conditioning, humidity control of the Building or any part, labour, materials, non-capital repairs, maintenance, service and other such costs, and depreciation (computed in accordance with generally accepted accounting principles in the Province of British Columbia) of the capital cost of fixtures and equipment used therefor which by their nature require periodic replacement or substantial repair or replacement, reasonably attributable to the heating, ventilating or air conditioning or humidity control of the Building or the specified part, and the reasonable cost incurred by the Landlord in making an allocation of the costs with reference to any specified part;
(r)    “Initial Term” means the period of 10 years commencing on the Commencement Date;
(s)    “Land” means the land civically known as 2615-2629 Douglas Street, Victoria, BC and legally described in Schedule 2;
(t)    “Landlord” means the party described as such above and its successors and assigns;
(u)    “Landlord’s Work” means the work to be completed by the Landlord as set out in Part A of Schedule 5;
(v)    “Lease” means this Lease and all its Schedules, as amended from time to time;
(w)    “Lease Year” means a period of 12 consecutive calendar months during the Term ending on the last day of the financial year of the Landlord, except that:
(i)    the first Lease Year begins on the first day of the Term and ends on the last day of the financial year of the Landlord in which the first day of the Term occurs, and may be a period less than 12 consecutive calendar months,
(ii)    the last Lease Year begins on the first day of the financial year of the Landlord during which the last day of the Term occurs and ends on the last day of the Term, and may be a period less than 12 consecutive calendar months, and
(iii)    if the Landlord changes its financial year and gives notice to the Tenant of the first and last days of the new financial year, the period between the last day of the old financial year and the last day of the new financial year will be a Lease Year and will be a period less than 12 consecutive calendar months, and the next Lease Year will follow consecutively;
(x)    “Leasehold Improvements” means all fixtures, trade fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by, or on behalf of, the Tenant in the Premises, with the exception of furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including floor to ceiling moveable partitions) and includes all wall-to-wall carpeting with the exception of carpeting laid over vinyl tile or other finished floor and affixed so as to be readily removable without damage;

(y)    “Mortgage” means a mortgage or charge (including a deed of trust and mortgage securing bonds and all other indentures supplemental thereto) on or in respect of the Land or Building or any part of them, and includes all renewals, modifications, consolidations, replacements and extensions;
(z)    “Mortgagee” means the mortgagee or trustee for bondholders, as the case may be, named in a Mortgage;
(aa)    “Normal Business Hours” means the hours from 7 a.m. to 6 p.m., Monday to Friday, inclusive, of each week, holidays excepted, or such other hours and days as may be specified in Schedule 3 from time to time;
(bb)    “Operating Costs” means the aggregate (without duplication) of all costs and expenses incurred by or on behalf of the Landlord for the ownership, operation, maintenance, repair, replacement and management of the Building and the Land, or any part of the Building or the Land, whether contemplated at the time of execution of this Lease or otherwise including, without limitation, all costs and expenses of:
(i)    all insurance which the Landlord is obligated to obtain, and any other insurance the Landlord or its Mortgagee elects to obtain, in respect of any risk or casualty, including public liability, property damage and loss of rental income insurance,
(ii)    HVAC Costs to the extent not allocated as provided in paragraph 5.1,
(iii)    cleaning, painting, janitorial services, including snow and ice removal, window cleaning, maintaining and servicing electric light fixtures and replacing bulbs, tubes, starters, and ballasts, garbage and waste collection and disposal,
(iv)    all charges for public services and utilities which are not separately metered in respect of individual tenants, including hot and cold water, gas, electricity, sewer (sanitary and storm),
(v)    communications, information facilities, sound, visual, lighting, public address and musical broadcasting systems,
(vi)    policing, supervision, traffic control and security and life supporting systems,
(vii)    the cost of operating and repairing elevators, escalators or any other device for passenger or goods transportation,
(viii)    fees and other remuneration payable for operating, maintenance, promotion, engineering, legal and accounting services, and other consulting and professional services, and if those services are performed by individuals employed by the Landlord, they will include, subject to subparagraph (xxix) below, remuneration of those individuals including fringe benefits, unemployment insurance and pension plans but excluding administrative costs and expenses except as specified in subparagraph (xv) below,
(ix)    building supplies and the rental equipment used by the Landlord in maintenance and operating services and the reasonable rental value from time to time of space utilized by the Landlord in connection with the operation or maintenance of the Building,

(x)    depreciation or amortization (computed by the Landlord in accordance with accounting principles generally accepted in British Columbia) of furnishings, fixtures, equipment, machinery, facilities, systems and property which by their nature require periodic or substantial repair or replacement, but excluding structural repair or replacement,
(xi)    repairs and replacements to, and maintenance of, the Building including, but not limited to, the cost of gardening, landscaping and outdoor area maintenance and equipment, maintenance and repair of the roof of the Building and the surface of the exterior walls of the Building, but excluding structural repairs,
(xii)    GST on goods and services provided by or on behalf of the Landlord,
(xiii)    costs otherwise attributable to capital account for improvements, machinery or equipment which are intended to reduce Operating Costs,
(xiv)    all costs incurred in acquiring, installing, operating, maintaining, revising repairing, restoring, renewing and replacing any energy conservation, fire safety, sprinkler and life safety systems and equipment for the Building, and for effecting any improvements to the Building made to comply with any changes in insurance or legal requirements from and after the Commencement Date, including any applicable laws or regulations governing, among other things, air pollution, air quality and environmental control standards, and for investigating, testing, monitoring, controlling, removing, disposing, enclosing, encapsulating or abating any Hazardous Substance in, on, under or above the Building or the Land or any part of either of them which, in the Landlord’s opinion, or in the opinion of any regulating authority having jurisdiction, is or may be harmful to or hazardous to any person or to the Building or the Land or any part thereof,
(xv)    a management fee equal to the amount paid by the Landlord to an independent qualified professional property manager in respect of the management of the Land and the Building, which fee shall be in keeping with the industry standard for buildings of a similar size, age and location, and shall not, in any event, exceed 5% of the aggregate of all Basic Rent payable by the tenants of the Building, and
(xvi)    license, permit and inspection fees,
but does not include:
(xvii)    costs of alterations, improvements or betterments to the Premises (unless requested in writing by the Tenant) or to the premises of other tenants,
(xviii)    costs of correcting structural defects in or inadequacy of the initial design or construction of the Building,
(xix)    cost of the initial stock of tools and equipment for operation, repair and maintenance of the Land or the Building acquired prior to the Commencement Date,
(xx)    expenses directly resulting from the negligence of another tenant or occupant of the Land or the Building or from the negligence of the Landlord, its agents, servants or employees, or others for whom it is in law responsible,

(xxi)    the expense of services provided to other tenants of the Land or the Building which are not provided to the Tenant,
(xxii)    costs related directly or indirectly to environmental laws, regulations or ordinances of any governmental authority having jurisdiction,
(xxiii)    any damage or loss resulting from any casualty normally insured against by owners of a first class project,
(xxiv)    costs of repairs to and replacements of structural elements of the Building including foundations, structural sub-floors, bearing walls, columns, beams and structural components of the roof (including the roof membrane),
(xxv)    costs of additions or expansions to the Building,
(xxvi)    legal fees, space planners' fees, real estate brokers' leasing commission, take-over costs, advertising expenses and all other leasing expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Land or the Building,
(xxvii)    any bad debt loss, rent loss or reserves for bad debts or rent loss,
(xxviii)    costs associated with the operation of the business of the entity which constitutes the Landlord as the same are distinguished from the costs of operation of the Land and the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue) costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Land or the Building, costs of any disputes between the Landlord and its employees (if any) not engaged in the operation of the Land or the Building, disputes of the Landlord with the management of the Land or the Building, or fees or costs paid in connection with disputes with other tenants,
(xxix)    the wages of any employee (including fringe benefits, unemployment insurance and pension plans) who does not (A) devote substantially all of his or her time to the Land and the Building in which case a proportionate share of such wages will be included in Operating Costs based on the time devoted to the Land and the Building in relation to work not devoted to the Land and the Building, or (B) perform their tasks on-site at the Land or the Building,
(xxx)    fines, penalties and interest not arising as a result of any act or omission of the Tenant,
(xxxi)    Capital Tax payable by the Landlord,
(xxxii)    extraordinary costs or costs of a capital nature required to comply with environmental laws, regulations or ordinances of any governmental authority having jurisdiction,
(xxxiii)    other costs incurred by, or on behalf of, or at the request of, an individual tenant or tenants which result in a benefit to that tenant and which are not of general application to tenants of the Building,
(xxxiv)    costs incurred by the Landlord solely to lease premises in the Building, including costs of installation of demising walls and refurbishing vacant premises and wages and compensation reasonably allocated by the Landlord for purposes of leasing premises in the Building,
(xxxv)    any cost or expense to the extent to which the Landlord is paid or reimbursed by any person (other than by tenants paying their respective proportionate share of Operating Costs), including the cost of work or services performed for any tenant at such tenant’s cost as Additional Services, the cost of any item reimbursed to the Landlord by insurance proceeds and the costs recovered from tenants as a result of any act, omission, default or negligence of that tenant by reason of a breach by such tenant of provisions of its lease, and
(xxxvi)    debt service incurred by the Landlord,
and the following shall be deducted from Operating Costs:
(xxxvii)    the proceeds of insurance recovered by the Landlord applicable to damage, the cost of repair of which was included in the calculation of Operating Costs paid by the Tenant; and
(xxxviii)    amounts recovered as a result of direct charges to the Tenant and other tenants, in each case to the extent that the cost thereof was included in the calculation of Operating Costs.
If any of the Operating Costs apply disproportionately to one or more tenants of the Building then the Landlord, acting reasonably, may allocate all or a portion of those costs to the tenant to whom the costs disproportionately apply. Similarly, if any of the Operating Costs apply to the Land as a whole or a portion thereof and are not separately allocated to a Building or the Premises, then the Landlord, acting reasonably, may allocate a portion of those costs to the Operating Costs. If at any time during any Lease Year, less than 95% of the Building is occupied, the Landlord will have the right to reasonably allocate the amount of any expense included in Operating Costs that is related to tenant occupancy amongst the tenants in occupation so that the Landlord will fully recover its expenditure for those costs. All costs and expenses that constitute Operating Costs and are of a capital nature, as determined in accordance with generally accepted accounting principles, shall be amortized and recovered on a straight line basis by the Landlord over the useful life of the item or service in accordance with generally accepted accounting principles;
(cc)    “Permitted Business” means the permitted business described in paragraph 6.1;
(dd)    “Possession Date” means the date on which the Landlord delivers possession of the Premises to the Tenant with all Delivery Conditions satisfied;
(ee)    “Premises” means the premises forming part of the third floor of the Building shown in bold outline on Schedule 1 and comprising approximately 18,615 square feet of Rentable Area. The exterior faces of all adjoining corridor and outside walls, all areas below the upper surface of the subfloor and above the undersurface of the roof structure any stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts or other Building facilities or systems supplied by the Landlord for use in common with other tenants are expressly excluded from the Premises;
(ff)    “Prime Rate” means the annual rate of interest announced at the relevant time by the Royal Bank of Canada as a reference rate in effect for determining interest rates on Canadian dollar commercial loans made by it in Canada;

(gg)    “Rent” means Basic Rent and Additional Rent;
(hh)    “Rentable Area” means the “Rentable Area” (as defined in the BOMA Method) of a tenant’s premises expressed in either square feet or square meters, determined in accordance with the BOMA Method;
(ii)    “Security Deposit” means the deposit as defined in paragraph 4.8;
(jj)    “Service Areas” means the area of the corridors, elevator lobbies, service elevator lobbies, refuge area, washrooms, air-cooling rooms, fan rooms, janitor’s closets, telephone and electrical closets and other closets on a floor serving the premises leased or available for leasing to tenants on such floor;
(kk)    “Taxes” means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Building or the Land or any part of either of them or upon the Landlord in respect of them or in respect of the use and occupation thereof by any competent authority, including, without limitation:
(i)    those levied, imposed or assessed for education, schools and local improvements,
(ii)    all costs and expenses (including legal and other professional fees) reasonably incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, and
(iii)    any and all taxes which may in the future be levied in lieu of taxes as set out above provided such taxes relate to the value of the Building or the Land or any part of either of them, but excluding:
(iv)    taxes and license fees in respect of any business carried on by tenants and occupants of the Building including the Landlord, and
(v)    income or profit taxes on the income of the Landlord to the extent those taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or the Land or any part of either of them or upon the Landlord in respect of them;
(ll)    “Tenant Delays” means any one or more delays caused by a breach of this Lease by the Tenant or any commercially unreasonable or negligent acts or omissions of the Tenant or those persons for whom the Tenant is responsible at law, including, but not limited to, delays in providing information or approving plans and specifications, or by changes in the work ordered by the Tenant;
(mm)    “Tenant Improvement Allowance” means an improvement allowance payable by the Landlord to the Tenant in the sum of $50.00 multiplied by the Rentable Area of the Premises plus GST for the construction and installation of the Tenant’s Work;
(nn)    “Tenant’s Proportionate Share” means a fraction the numerator of which is the Rentable Area of the Premises and the denominator of which is the Total Rentable Area;

(oo)    “Tenant’s Work” means the work to be performed by the Tenant in the Premises as set out in and in accordance with Part B of Schedule 5;
(pp)    “Term” means the Initial Term together with any renewals or extensions thereof;
(qq)    “Total Rentable Area” means the total Rentable Area of the Building, whether rented or not, calculated as if the Building were entirely occupied by tenants renting whole floors and which is estimated to be, as of the date of this Lease, [redacted]; and
(rr)    “Unavoidable Delay” means a delay in performance of an act or compliance with a covenant caused by any event beyond the reasonable control of the party obligated to perform or comply, except a delay caused by lack of funds or other financial reason.
1.2    Schedules
. The following Schedules form part of this Lease:
Schedule 1 - PLAN OF PREMISES
Schedule 2 - LEGAL DESCRIPTION OF THE LAND
Schedule 3 - RULES AND REGULATIONS
Schedule 4 - ADDITIONAL PROVISIONS
Schedule 5 - LANDLORD’S WORK AND TENANT’S WORK
Schedule 6 - DESIGNATED PARKING STALLS

Part 2

INTENT
2.1    Net Lease
. The Tenant will pay to the Landlord duly and punctually all Rent without any deduction, abatement or set-off whatsoever, it being the intention of the Landlord and the Tenant that this Lease is to be a completely carefree net lease to the Landlord except as otherwise set forth herein. All expenses, costs, payments and outgoings incurred in respect of, or relating to, the Premises, the Building or the Land, whether or not referred to in this Lease, and whether or not within the present contemplation of the Landlord or the Tenant, will be borne by the Tenant so that Rent will be absolutely net to the Landlord except as otherwise specifically provided in this Lease.
Part 3

PREMISES, TERM
3.1    Demise
. The Landlord leases the Premises to the Tenant for the Term, and the Tenant leases the Premises from the Landlord, on and subject to the covenants and agreements contained in this Lease.
Part 4

RENT AND ADDITIONAL RENT
4.1    Covenant to Pay Rent

. The Tenant covenants to pay when due Rent and all other costs and charges payable by it under this Lease.
4.2    Basic Rent
.
(a)    During the Term, the Tenant will pay to the Landlord, at the office of the Landlord or at such other place in Canada as the Landlord designates from time to time in writing, in lawful money of Canada and without deduction, set-off or abatement, the aggregate of:
(i)    Basic Rent as follows:

In year 1 of the Initial Term to the end of year 2 of the Initial Term inclusive	[redacted]per square foot of Rentable Area of the Premises
In year 3 of the Initial Term to the end of year 5 of the Initial Term inclusive	[redacted]per square foot of Rentable Area of the Premises
In year 6 of the Initial Term to the end of year 8 of the Initial Term inclusive	[redacted]per square foot of Rentable Area of the Premises
In year 9 of the Initial Term to the end of year 10 of the Initial Term inclusive	[redacted]per square foot of Rentable Area of the Premises
(ii)    Additional Rent as specified in paragraph 4.4; and
(iii)    All GST assessed upon or as a direct result of the payment of Rent under this Lease and such GST will not be considered to be Rent, but the Landlord will have the same rights and remedies for non-payment of GST as it has for non-payment of Rent.
(b)    The Landlord reserves the right to adjust the Total Rentable Area at any time to give effect to any structural or other change in the Building which affects the Total Rentable Area and which adjusted Total Rentable Area has been certified by an independent qualified surveyor employed by J.E. Anderson & Associates or such other independent qualified surveyor designated by the Landlord from time to time with whom the Tenant has no reasonable objection, in a certificate addressed to the Landlord and the Tenant.
(c)    All Rent will accrue from day to day, and if for any reason it is necessary to calculate Rent for less than one year or one month, an appropriate adjustment will be made pro rata on a daily basis to compute the Rent for that irregular period.
4.3    Certification of Rentable Area.
The Rentable Area of the Premises and the Total Rentable Area shall be certified by an independent qualified surveyor employed by J.E. Anderson & Associates or such other independent qualified surveyor designated by the Landlord from time to time with whom the Tenant has no reasonable objection, in a written certificate addressed to the Landlord and the Tenant and delivered within 60 days after the Commencement Date and such certification shall, except for manifest error and except as to determinations of interpretation of this Lease, be binding on the parties hereto for all purposes of this Lease (including without limitation, any adjustments to Basic Rent, the calculation of the Tenant’s Proportionate Share and the calculation of the Tenant Improvement Allowance). Following the certification of the Rentable Area of the Premises, the Rent shall be adjusted retroactive to the Commencement Date. Notwithstanding the foregoing, the Rentable Area of the Premises shall not, in any event, be increased by more than one percent of the estimated 18,615 square feet of Rentable Area of the Premises.

4.4    Additional Rent
.
(a)    Additional Rent consists of:
(i)    the Tenant’s Proportionate Share of the Operating Costs;
(ii)    the Tenant’s Proportionate Share of Taxes;
(iii)    the HVAC Cost allocated to the Premises as set out in paragraph 5.1;
(iv)    the costs of all utilities as provided in paragraph 9.1; and
(v)    all other sums of money required under this Lease to be paid to the Landlord by the Tenant whether or not designated as Additional Rent other than Basic Rent.
(b)    In each Lease Year the Tenant will pay as Additional Rent, and discharge when they become payable, all taxes, rates, duties and assessments and other charges that may be levied, rated, charged or assessed against the Leasehold Improvements (including, without limitation, trade fixtures) and furniture, equipment or facilities of the Tenant on or comprising part of the Premises, and every tax and licence fee in respect of every business or activity conducted on or from the Premises, or in respect of their use or occupancy by the Tenant and every assignee, subtenant, licensee or other person conducting business on or from the Premises, whether they are charged by a municipal, provincial, federal, school or other body and whether separately assessed by such authority or allocated by the Landlord, acting reasonably;
(i)    The Tenant will indemnify and save harmless the Landlord against payment for all losses, costs, charges, expenses and other liabilities arising from all the taxes, rates, duties, assessments and licence fees referred to in this paragraph 4.4(b) and all taxes which may in the future be levied in lieu of them, and any losses, costs, charges and expenses suffered by the Landlord may be recovered by the Landlord in the same manner as Rent in arrears; and
(ii)    On request of the Landlord the Tenant will deliver promptly to the Landlord receipts for payment of all taxes, rates, duties, assessments and other charges in respect of all Leasehold Improvements, trade fixtures, furniture, equipment and facilities of the Tenant on the Premises which were payable up to 1 year prior to the request, and will also deliver before the 21st day of January in each year to the Landlord if requested, evidence satisfactory to the Landlord of payment of all of them for the last preceding calendar year.
(c)    If any of the amounts referred to in paragraphs 4.4(a) or 4.4(b) is not paid at the time required under this Lease, it will be collectible as Additional Rent with the next instalment of Rent falling due, but nothing in this Lease suspends or delays the payment of any amount of money when it becomes payable, or limits any other remedy of the Landlord.
(d)    The Tenant will pay to the Landlord GST as required under this Lease, and if there is no specific provision relating to a payment of GST, the following applies:

(i)    GST will be paid either at the same time and in the same manner as monthly payments of Rent are payable, or at the time the taxing authority in respect of GST requires them to be paid by the Landlord or the Tenant, whichever is earlier;
(ii)    if a specific assessment of GST is unknown for whatever reason or the Landlord has not estimated a monthly payment of GST, under paragraph 4.4(d)(iii) and any amount of GST is not paid in accordance with this Lease, then the Tenant will pay the amount of GST to the Landlord within 5 business days of receipt of notice from the Landlord specifying the amount of the GST;
(iii)    the Landlord will, acting reasonably, estimate the amount of GST to be paid in advance with monthly payments of Rent for the period to which the estimate applies; and any necessary adjustment after the period in question will be made in the same manner as Additional Rent. All GST will be calculated and paid without regard to any input tax credits, set-offs, exceptions, exemptions or deductions to which the Landlord is or may be entitled. All payments of GST will be collectible as Additional Rent and the Landlord will have the same rights and remedies for nonpayment of GST as it has for nonpayment of Rent.
4.5    Payment of Additional Rent
.
(a)    Whenever the Tenant is to pay an amount of money referable to a period of time wholly or partly within a Lease Year the Landlord will, acting reasonably, estimate the amount payable by the Tenant before the beginning of the Lease Year and the Tenant will pay to the Landlord that amount in equal consecutive monthly instalments in advance during the Lease Year with the other Rent payments provided for in this Lease. The Landlord may reasonably adjust its estimates and the amount payable by the Tenant from time to time during the Lease Year.
(b)    Within 90 days after the end of each Lease Year the Landlord will make a final determination of the Tenant’s Proportionate Share of the Operating Costs for the Lease Year, the Tenant’s Proportionate Share of Taxes for the Lease Year, and will furnish the Tenant with a statement of the Operating Costs, Taxes, utilities and HVAC Costs attributable to the Premises for the relevant financial year or years of the Landlord, and all other amounts referred to in paragraph 4.4 paid or payable for any relevant period and in each case the amount of such costs payable by the Tenant relating to the Lease Year and showing in reasonable detail the information necessary for the determination of the costs and the calculation of the Tenant’s allocated portion or Tenant’s Proportionate Share of the amount.
(c)    If the amounts determined under paragraph 4.5(b) exceed the sum of the instalments paid by the Tenant for the relevant period, the Tenant will pay to the Landlord as Additional Rent within 30 days after the date of delivery of the statement by the Landlord the excess without interest or, if the sum of the instalments paid by the Tenant during the preceding Lease Year exceed the amounts calculated under paragraph 4.5(b), the Landlord will credit the Tenant, without interest, with the amount against the next ensuing payments due by the Tenant under paragraph 4.5(a), and if there are no ensuing payments the amount will be paid to the Tenant immediately, without interest.
4.6    Method of Payment

. The Tenant shall pay the Landlord by way of electronic funds transfer amounts equal to the monthly payments for Basic Rent and Additional Rent, as estimated by the Landlord, such payments to be made on the dates that they accrue due under this Lease.
4.7    Dispute as to Costs
. The Landlord shall keep all records relating to any expenditure included within the definition of Operating Costs or Taxes for a period of 48 calendar months following the end of the Lease Year in which such expenditure was incurred, and such records shall be made available to the Tenant upon request at no cost to the Tenant. Any dispute with respect to the Landlord's final determination of the Tenant's Proportionate Share of Operating Costs or the Tenant’s Proportionate Share of Taxes or any other sums payable under this Lease shall be resolved by the parties through consultation in good faith within [redacted]. However, if the dispute cannot be resolved within such [redacted]period, the parties shall submit the disputed matter to an independent chartered accountant, selected by both the Landlord and the Tenant, both acting reasonably, who shall audit such costs and expenses in dispute and whose decision shall, except for manifest error and except as to determinations of interpretation of this Lease, be final and binding on the parties. If there is a variance of three percent or more between the decision of the chartered accountant and the Landlord's final determination of the costs and expenses in dispute, the Landlord shall pay the costs of such audit and shall credit any overpayment toward the next Rent payment due. If there is a variance of less than three percent between the decision of the chartered accountant and the Landlord’s final determination of such costs and expenses in dispute, the Tenant shall pay the costs of such audit.
4.8    Security Deposit
. Intentionally deleted.
Part 5

ALLOCATIONS OF HVAC COSTS AND ELECTRICAL COSTS
5.1    Allocation of HVAC Costs
. The HVAC Costs relating to all of the premises will be allocated by the Landlord among all tenants of the Building proportionately on the basis of the Rentable Areas of their respective premises. If there is a dispute as to the amount or the items included in calculating the HVAC Costs attributable to the Premises, a certificate of an independent qualified mechanical engineer employed by Avalon Mechanical Consultants Ltd. or such other independent qualified mechanical engineer designated by the Landlord from time to time with whom the Tenant has no reasonable objection (whose fee will be borne equally by the Landlord and the Tenant), verifying the costs for the period covered by the certificate will, except for manifest error and except as to determinations of interpretation of this Lease, be conclusive.
5.2    Allocation of Electrical Costs
. If the electrical consumption and other electrical costs of the Tenant on the Premises are not separately metered and charged, the Landlord will cause a calculation of the electrical costs attributable to the Premises to be made in accordance with good engineering practices which will be the basis of the Landlord’s invoice. If there is a dispute as to the amount, a certificate of an independent qualified electrical engineer employed by AES Engineering Ltd. or such other independent qualified electrical engineer designated by the Landlord from time to time with whom the Tenant has no reasonable objection (whose fee will be borne equally by the Landlord and the Tenant), verifying the costs for the period covered by the certificate will, except for manifest error and except as to determinations of interpretation of this Lease, be conclusive.
Part 6

USE OF PREMISES AND TENANT COVENANTS
6.1    Permitted Business
. The Tenant will use the Premises solely for general office purposes and any other purposes directly related thereto as permitted by applicable zoning, and the Tenant will not use the Premises or permit them to be used for any other purpose without the Landlord’s prior written consent. Without limiting the foregoing, the Tenant will not use the Premises for an unlawful purpose.
6.2    Conduct of Business
. The Tenant will conduct its business in the Premises in a first class and reputable manner befitting the Building and consistent with good business practice.
6.3    Display of Name of Tenant
. The Tenant will be permitted to display its name on the directory listing board located in the main lobby of the Building (if such a directory board is provided by the Landlord) and on the exterior side of the entry door to the Premises using the Building standard identification format and materials. Each sign or lettering will contain only the name of the Tenant and will be subject to the approval of the Landlord with respect to design, size and specific location. All signage will be installed at the expense of the Tenant and the Landlord reserves the right to install the signage as an Additional Service. Other than as otherwise specifically contemplated in Schedule 4, the Tenant will not be permitted to erect any additional signage, unless it obtains the prior written approval of the Landlord.
6.4    No Canvassing
. The Tenant will not permit any canvassing, soliciting or peddling related to its business in the Building.
6.5    Operations by Tenant
.
(a)    Without limiting the generality of its other obligations under this Lease, the Tenant will operate the Premises in a good, efficient and business-like manner and will keep the Premises neat and clean.
(b)    In regard to the use and occupancy of the Premises, the Tenant will at its expense:
(i)    maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests,
(ii)    keep any garbage, trash, rubbish or other refuse in suitable containers within the interior of the Premises until removed and will permit removal of garbage, trash, rubbish or other refuse on a daily basis,
(iii)    intentionally deleted,

(iv)    keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises,
(v)    comply with all laws, ordinances, rules and regulations of governmental authorities concerning or related to the Building or the Premises, or any of them, including without limitation, those dealing with the construction, repair, maintenance, operation, use and occupancy of the Premises and those referred to in paragraph 13.2(a),
(vi)    comply with all rules and regulations and policies established by the Landlord from time to time for the Building of which the Tenant has been notified in writing, provided that such rules and regulations and policies shall not (A) discriminate against the Tenant, (B) materially or unreasonably interfere with or restrict the Tenant’s conduct of its business or the Tenant’s use or enjoyment of the Premises, or (C) derogate from any of the Tenant’s rights under this Lease,
(vii)    not permit any machines selling merchandise, food, beverages or other goods or services or entertainment,
(viii)    comply with all reasonable requests and demands of the Landlord relating to energy conservation in the Building, provided that such requests and demands shall not discriminate against the Tenant,
(ix)    intentionally deleted,
(x)    not place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any part of the Common Areas and Facilities,
(xi)    not cause or permit odours, gases, dust, fumes, vapours, steam or water to emanate from the Premises,
(xii)    not install or allow on the Premises or anywhere in the Building or the Land any transmitting device, aerial, antenna, communications system or satellite receiver or transmitter, or
(xiii)    not receive or ship articles of any kind except in the designated loading areas and in accordance with the Landlord’s regulations.
6.6    Relocation of the Premises
. Intentionally deleted.
6.7    Energy Conservation
. The Tenant covenants with the Landlord:
(a)    that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;
(b)    that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c)    that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property of like age, and provided further that such requests and demands shall not discriminate against the Tenant; and
(d)    that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same will apply to or reasonably be apportioned to the Building by the Landlord, will be included in the Landlord’s Operating Costs for the purposes of paragraph 1.1(bb).
The Landlord will not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord’s compliance with such laws, by-laws, regulations or orders.
6.8    Alterations made by Landlord
. Where the Landlord is required by law or a competent authority to make alterations to the Premises as a result of a change in applicable laws that occurs from and after the Commencement Date, then in each year of the Term after completion of such alterations (but not after the cost thereof has been repaid to the Landlord), the Tenant will pay to the Landlord not less than the current amortized portion, calculated on a straight line basis over the useful life of all costs to the Landlord of making such alterations, and if the Landlord is required to make similar alterations to other portions or areas of the Building the cost of so doing will be reasonably apportioned by the Landlord to each of the premises.
Part 7

USE OF COMMON AREAS AND FACILITIES
7.1    Non-exclusive Use
. The Tenant and its officers, employees, customers and other invitees, in common with others designated by the Landlord, or otherwise entitled, shall have a non-exclusive license, irrevocable during the Term (but subject to any Landlord remedies for Tenant default contemplated hereunder), to use the Common Areas and Facilities at all times during the day and night for the purposes from time to time permitted or designated by the Landlord, acting reasonably, but subject to the exclusive management and control of the Common Areas and Facilities by the Landlord.
7.2    Management and Control by Landlord
.
(a)    The Landlord has the exclusive right to manage and control the Building, and from time to time to establish, modify and enforce reasonable rules and regulations regarding the use, maintenance and operation of the Building generally, and the Common Areas and Facilities specifically, and the Tenant, its officers, employees, customers and other invitees will observe the rules and regulations of which the Tenant has been notified in writing, provided that such rules and regulations and policies shall not (i) discriminate against the Tenant, (ii) materially or unreasonably interfere with or restrict the Tenant’s conduct of its business or the Tenant’s use or enjoyment of the Premises, or (iii) derogate in any material way from any of the Tenant’s rights under this Lease,

(b)    Without limitation, the Landlord has the right in the management and control of the Building and the Land to:
(i)    construct, maintain and operate lighting facilities and heating, ventilating, humidity control and air conditioning and energy conservation systems,
(ii)    supervise and police the Common Areas and Facilities,
(iii)    temporarily or permanently close off all or part of the Common Areas and Facilities at such times as in the reasonable opinion of the Landlord are advisable, and provided, in the case of permanent changes, the tenants of the Building are not materially, adversely affected thereby,
(iv)    convey, modify and terminate easements or other rights pertaining to the use or maintenance of all or part of the Building, so long as access to and from the Building is not materially and adversely affected,
(v)    close off all or part of the Building for maintenance, repair, reconstruction or construction, but the Landlord will use reasonable efforts to minimize the period of closure and any material interference with the operation of the Tenant’s business at the Building,
(vi)    employ all persons including supervisors and managers required for the management and control of the Building and the Tenant acknowledges that the Building may be managed by the Landlord or such other person or persons as the Landlord from time to time designates,
(vii)    designate the entrances, areas and times where and when loading of goods is to be done,
(viii)    at the Tenant’s cost, supervise and regulate the delivery and shipping of merchandise, supplies, furniture and fixtures to and from the Premises in such manner as in the sole judgment of the Landlord is necessary for the proper operation of the Premises and the Building,
(ix)    designate the kind of container to be used for garbage and waste and the manner and the times and places at which it will be placed for collection,
(x)    change from time to time the area, level, location, arrangement or use of any part or parts of the Common Areas and Facilities, but not if a change results in a material and permanent interference with access to the Premises by the Tenant’s licensees and a material interference with the operation of the Tenant’s business,
(xi)    subdivide and sell portions of the Land provided that such action does not result in a material and permanent interference with access to the Premises by the Tenant and a material interference with the operation of the Tenant’s business,
(xii)    make alterations to, construct additional improvements to or demolish portions of the Building, and
(xiii)    do such other acts with reference to the Building as the Landlord considers advisable with a view to improving the usefulness and convenience of the Common Areas and Facilities for the Tenant and others entitled to use them.

In exercising its rights under this paragraph 7.2, the Landlord will not materially adversely affect the Tenant’s access to and from the Premises, the Building or the Land, the Landlord will not materially adversely affect the Tenant’s use and enjoyment of the Premises, and the Landlord will use reasonable commercial efforts to minimize any inconvenience to the Tenant or interference with the operation of the Tenant’s business at the Building.
7.3    Parking
. The Tenant acknowledges that the parking areas located on the Land or serving the Building are not part of the Common Areas and Facilities and the Landlord will not be required to directly manage any parking area on the Land or serving the Building for the benefit of tenants or their invitees or make available parking for the benefit of the Tenant or its invitees, except as may be set out in Schedule 4.
Part 8

REPAIR
8.1    Landlord’s Repair
. The Landlord will, subject to the Tenant’s compliance with this Lease, receipt by the Landlord of insurance proceeds under its various policies of insurance in respect of the Building and the provisions of paragraph 8.4, at all times during the Term, keep the Common Areas and Facilities in a reasonable state of repair, as a prudent owner of a reasonably similar commercial development would do, having regard to the size, age and location of the Building, including but not limited to foundations, roofs, exterior walls (excluding fronts of premises and glass in premises set aside by the Landlord for leases to tenants of the Building), structural sub-floors, bearing walls, columns, beams and other structural elements thereof, and the systems provided for bringing utilities to the Premises.
8.2    Tenant’s Repair
. The Tenant will at its cost, subject to paragraph 8.4:
(a)    keep the Premises in good and substantial state of repair to the standards of first class premises, including all Leasehold Improvements and all furniture, equipment and other facilities (including, without limitation, wiring, piping, lighting and plumbing fixtures, operating equipment and those portions of the plumbing, sprinkler and HVAC systems which are not part of the Common Areas and Facilities) located on, in, under, above or which directly serve the Premises, all glass and utilities in the Premises, but with the exception of structural elements of the Premises and reasonable wear and tear excepted;
(b)    upon reasonable notice by the Landlord to the Tenant (not less than 48 hours), except in emergency situations where no notice will be required, permit the Landlord to enter and view the state of repair, and repair as required above, according to notice in writing, and leave the Premises in a good and substantial state of repair as required above; and
(c)    if any part of the Building, including, without limitation, structural elements thereof and any part of the Common Areas and Facilities, becomes damaged or destroyed through the wilful act, negligence, or omission of the Tenant or any of its officers, employees, customers or other invitees, reimburse the Landlord for the cost of repairs or replacement promptly upon demand.
8.3    Abatement of Rent

. If there is damage to the Premises, or the Building, which prevents use of or access to the Premises or the supply of services essential to the Premises and if the damage is such that the Premises or a part of the Premises is rendered not reasonably capable of use by the Tenant for the conduct of its business for a period of time exceeding [redacted],
(a)    unless the damage was caused by the negligence of the Tenant or an assignee, subtenant, concessionaire, licensee or an officer, employee, customer or other invitee of any of them, the Basic Rent for the period beginning on the occurrence of the damage until at least a substantial part of the Premises is again reasonably capable of use and occupancy for the purpose aforesaid will abate in the proportion that the area of the part of the Premises rendered not reasonably capable of use by the Tenant for the conduct of its business bears to the Rentable Area of the Premises; and
(b)    unless this Lease is terminated under paragraph 8.4, the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and their respective obligations to repair), will repair the damage with all reasonable diligence, but any abatement of Basic Rent to which the Tenant is entitled under this paragraph will not extend beyond the date by which, in the reasonable opinion of the Landlord, the Tenant should have completed its repairs with reasonable diligence after the Landlord’s repairs have been completed.
8.4    Termination in Event of Damage
.
(a)    The Landlord, by written notice to the Tenant given within 60 days of the occurrence of catastrophic damage to the Building, may terminate this Lease:
(i)    if the Building is damaged by any cause and in the reasonable opinion of the Landlord either cannot be repaired or rebuilt with reasonable diligence within 180 days after the occurrence of the damage; or
(ii)    if the Premises are damaged by any cause and the damage is such that the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by 6 months before the end of the Term.
(b)    The Tenant, by written notice to the Landlord given within 60 days of the occurrence of the damage, may terminate this Lease if the Premises are damaged by any cause and the damage is such that the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business and in the reasonable opinion of the Landlord cannot be repaired or rebuilt with reasonable diligence by 6 months before the end of the Term.
(c)    If this Lease is terminated under either (a) or (b) above, neither the Landlord nor the Tenant will be bound to repair as provided in paragraphs 8.1 and 8.2, and the Tenant will deliver up possession of the Premises to the Landlord with reasonable speed but in any event within 60 days after the giving of the notice of termination, and all Rent will be apportioned and paid to the date on which possession is delivered up, subject to any abatement to which the Tenant may be entitled under paragraph 8.3, but otherwise the Landlord or the Tenant or both, as the case may be (according to the nature of the damage and the respective obligations to repair under paragraphs 8.1 and 8.2) will repair the damage with all reasonable diligence and, without limiting the foregoing, the Tenant will restore or reconstruct all Tenant’s Work.
8.5    Certificate of Architect
. If the Premises or the Building are damaged and there is a dispute as to the length of time required to repair or rebuild the Building or the Premises, or as to the cost of repairing or rebuilding the Building, or as to whether the Premises or a substantial part of the Premises are rendered not reasonably capable of use by the Tenant for the conduct of its business or have once again become capable of such use, the parties shall submit the disputed matter to the Architect whose fee shall be borne equally by the Landlord and the Tenant and whose decision shall, except for manifest error and except as to determinations of interpretation of this Lease, be final and binding on the parties.
8.6    Diligence and Quality
. All repairs to be done by either the Landlord or the Tenant will be commenced as soon as reasonably practicable and completed diligently and in a good and workmanlike manner.
8.7    Landlord’s Approval
.
(a)    Before commencing any repairs, replacements, maintenance, alteration, decoration or improvements set out above, or elsewhere referred to in this Lease, which are reasonably estimated by the Tenant to cost in excess of [redacted]the Tenant will obtain the Landlord’s written approval and will, if reasonably required by the Landlord to do so, submit plans and specifications therefor. The Tenant will pay to the Landlord a charge for review of its plans and specifications as provided in paragraph 15.1(e).
(b)    The Tenant will not in any event make any alterations to the structure of any portion of the Building or to exterior walls or the mechanized systems of the Building.
(c)    The Tenant will supply the Landlord with copies of all plans prepared for the Tenant for any work done to the Premises.
8.8    Landlord’s Right to do Tenant’s Repair
. If the Tenant refuses or neglects to repair properly as required hereunder the Landlord may give written notice to the Tenant of such required repairs and if the Tenant has not, within 20 days after receiving such notice, made such required repairs (or, if the required repairs reasonably require a longer period to complete, if the Tenant has not commenced such required repairs within the 20 day period and thereafter does not diligently pursue the repairs to completion), then the Landlord may make such repairs without liability to the Tenant (except for the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of other parties for whom the Landlord is responsible in law) for any loss or damage that may accrue to the Tenant’s merchandise, fixtures, or other property or to the Tenant’s business by reason thereof, and upon completion thereof, the Tenant will pay the Landlord’s actual reasonable costs in the circumstances plus [redacted] of such costs, for making such repairs, immediately upon presentation of an invoice for such costs.
Part 9

UTILITIES AND ADDITIONAL SERVICES

9.1    Utilities
.
(a)    The Landlord will furnish building standard ducts for bringing telephone service to the Premises and will provide tempered and cold water to washrooms for the Tenant’s use in common with others entitled to such use.
(b)    If directed by the Landlord, the Tenant will pay directly to the supplier when due all charges for any utilities separately metered and invoiced for the Premises. The Landlord will not be required to arrange for or assist in obtaining separate metering for any utilities supplied to the Premises.
(c)    For all utilities not so separately metered and invoiced the Tenant will pay its share of all costs for them as allocated by the Landlord under this Lease or otherwise as part of Operating Costs.
9.2    Limitation of Liability
. The Landlord will not be liable to the Tenant in damages or otherwise for an interruption or failure in the supply of utilities or services to the Premises (except for an interruption or failure arising from or out of the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of other parties for whom the Landlord is responsible in law) but the Landlord will use diligent efforts to secure the re-supply of that utility or service.
9.3    Tenant not to Overload Utility and Service Facilities
. The Tenant will not install equipment that will exceed or overload the capacity of utility or service facilities and if, in the opinion of the Landlord, acting reasonably, equipment installed by the Tenant requires additional facilities, they will be installed at the Tenant’s expense in accordance with plans and specifications approved by the Landlord prior to installation. The Landlord reserves the right to install such additional equipment at the Tenant’s expense, which will not exceed 15% of the cost of the additional equipment.
9.4    Additional Services
. The Landlord at its election will have the exclusive right, by way of Additional Services, to provide or have its designated agents or contractors provide any janitor or cleaning service to the Premises required by the Tenant which are additional to those required to be provided by the Landlord under paragraph 20.4 including Additional Services which the Landlord agrees to provide by arrangement and to supervise the moving of furniture or equipment of the Tenant and the making of repairs or alterations conducted within the Premises, and to supervise or make deliveries to the Premises. The cost of Additional Services (including an administration fee of 15% of such costs) will be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord. The cost of Additional Services charged directly to the Tenant and other tenants will be credited in computing Operating Costs to the extent that they would otherwise have been included.
9.5    Extra Operating Costs
. The Tenant will pay to the Landlord in the manner in which Operating Costs are paid from time to time hereunder any and all additional costs and expenses of the Landlord which may arise in respect of the use by the Tenant of the Premises for business hours that do not coincide with Normal Business Hours for the Building generally or that may arise in respect of extra heating, ventilating and air-conditioning supply, electrical supply and other services which are required to be provided to the Tenant as a result of its activities over and above those normally provided to tenants of the Building or outside of Normal Business Hours. The Landlord reserves the right to install at the Tenant’s expense meters to check the Tenant’s consumption of electricity, water or other utilities.
Part 10

SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT
10.1    Subordination and Attornment
. This Lease is subordinate to every Mortgage existing as of the date of this Lease. The Tenant will subordinate this Lease to every Mortgage that comes into being after the date of this Lease and execute promptly and in registrable form a document in confirmation of the subordination if requested by the Landlord, in which the Tenant also will agree with the Mortgagee that if the Mortgagee becomes a mortgagee in possession or takes action to realize the security of the Mortgage the Tenant will attorn to the Mortgagee as a tenant upon all the terms of this Lease, provided however that is shall be a condition of the Tenant’s agreement to subordinate this Lease and attorn to any future Mortgagee that the Mortgagee agrees in writing to accept the attornment and permit the Tenant, if not in default, to continue in occupation of the Premises without interruption or disturbance from the Mortgagee until this Lease is terminated by the passage of time or by action taken because of a default of the Tenant under this Lease.
10.2    Status Statement
. At any time and from time to time within 10 days after a written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or an assignee, Mortgagee, proposed buyer or other person as the Landlord designates, a certificate in a form and content reasonably requested by the Landlord to include, without limitation, statements that:
(a)    this Lease is unmodified and in force in accordance with its terms (or if there have been modifications, that this Lease is in force as modified, and identifying the modifications, or if this Lease is not in force, that it is not) and that the Tenant is in possession of the Premises;
(b)    the commencement date and expiry date of this Lease;
(c)    the date to which Rent has been paid with particulars of any prepayment of Rent;
(d)    whether or not there is an existing default by the Tenant in the payment of Rent or any other sum of money under this Lease, and whether or not there is any other existing default by any party under this Lease concerning which a notice of default has been given, and if there is any, specifying its nature and extent; and
(e)    whether or not there are any set-offs, defences or counterclaims against the enforcement of the obligations of the Tenant under this Lease.
Part 11

INSURANCE AND INDEMNITY

11.1    Landlord’s Insurance
. The Landlord will take out and keep in force:
(a)    all risks, property insurance on the Building and comprehensive boiler and machinery insurance on the equipment contained therein and owned by the Landlord (excluding any property required to be insured by the Tenant or other tenants), which insurance will be endorsed to cover the full replacement value of the Building, all in such reasonable amounts and with reasonable deductibles as determined by the Landlord, having regard to the size, age and location of the Building;
(b)    intentionally deleted; and
(c)    intentionally deleted.
The cost of insurance obtained under paragraph 11.1 will be included in Operating Costs. In spite of any contribution by the Tenant to the cost of the Landlord’s insurance and the Landlord’s covenants under this Part 11, the Tenant is not relieved of any liability arising from or contributed to by its acts, fault, negligence or omissions and no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord nor does the Tenant have a right to receive any proceeds thereunder.
11.2    Tenant’s Insurance
. The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of all or any portion of the Premises, the insurance (“Insurance”) described in this paragraph 11.2. The Tenant will cause each insurance policy to be (i) primary, non-contributing with, and not excess of, any other insurance available to the Landlord or the Mortgagee, (ii) contain a prohibition against cancellation or material change that reduces or restricts the Insurance (except on [redacted]prior written notice to the Landlord), (iii) in those instances in which the Landlord and the Mortgagee are insureds, contain a waiver in respect of the interests of the Landlord and the Mortgagee of any provision in any such insurance policies concerning any breach or violation of any warranties, representations or conditions in such policies, and (iv) be in a form and with insurers satisfactory to the Landlord and the Mortgagee. The Insurance is as follows:
(a)    all risks (including flood, sewer and drain back-up, earthquake and sprinkler leakage) property insurance on insurable property including, without limitation, merchandise, furniture, fixtures and Leasehold Improvements, to the full replacement value thereof, on a stated amount coinsurance basis, with a deductible as may be approved by the Landlord;
(b)    broad comprehensive boiler and machinery insurance on all objects owned or operated by the Tenant or others on behalf of the Tenant in the Premises;
(c)    business interruption insurance providing coverage for 12 months loss of insurable gross earnings or profits including coverage not in excess of 2 weeks while access to the Premises is prohibited by order of governmental authority as a direct result of damage to neighbouring premises by a peril insured against;
(d)    commercial general liability insurance concerning the Premises and the business conducted by the Tenant and any other persons in or from the Premises with inclusive limits of [redacted]per occurrence. This insurance will include, without limitation, owners’ protective, products, completed operations, intentional acts to protect persons or property, personal injury, contingent employers’ liability, and occurrence property damage.

It will name the Landlord and the Mortgagee as additional insureds and will contain cross liability and severability of interests provisions;
(e)    Tenant’s legal liability insurance in the amount of [redacted], including loss of use;
(f)    all licensed vehicles operated by or on behalf of the Tenant will be insured by the Insurance Corporation of British Columbia, each with inclusive limits of not less than [redacted]; and
(g)    any other form of insurance and with whatever higher limits that the Landlord or the Mortgagee reasonably requires from time to time.
11.3    Waiver of Subrogation, Cross-Liability, Co-Insurance
. Any policy of insurance under paragraphs 11.2(a), (b) and (c) will:
(a)    name the Landlord as a loss payee and contain a waiver of subrogation against the Landlord and its employees and agents or the Mortgagee, except in the case where the loss or damage is caused by the wilful misconduct or negligence of the Landlord, its employees, agents or any other party for whom the Landlord is responsible in law;
(b)    except concerning the Tenant’s stock-in-trade, and furniture, incorporate the standard mortgage clause of the Mortgagee;
(c)    cover all property owned by the Tenant or for which the Tenant is legally liable, located within the Building, including, without limitation, the Tenant’s Work and the Leasehold Improvements, in an amount not less than the full replacement cost thereof, including by-laws extension, which will be reviewed at least annually by the Tenant and will be subject to the approval of the Landlord.
11.4    Proceeds of Tenant’s Insurance
. Intentionally deleted.
11.5    No Alienation of Proceeds
. Intentionally deleted.
11.6    Landlord’s Right to Insure for Tenant
. If the Tenant fails to take out or keep in force any such Insurance, the Landlord will on not less than 48 hours written notice to the Tenant have the right, but not the obligation, to do so and to pay the premium therefor and in such event the Tenant will repay to the Landlord the amount so paid by the Landlord as Additional Rent, payable on the first day of the next month following the payment by the Landlord, but if the Tenant cures that failure the Landlord will secure cancellation of the insurance taken out by the Landlord at the Tenant’s cost.
11.7    Limitation of Liability
. The Landlord will not be liable to the Tenant in respect of any loss, injury or damage to the Tenant or any other person for any loss, injury or damage arising from or out of any occurrence in, upon, at or relating to the Building or the Land or any part of either of them or any loss or damage to property (including loss of use thereof) of the Tenant or any other person located in the Building or on the Land, howsoever caused and whether or not any injury, loss, or damage results from any fault, default, act or omission of the Landlord, or its agents, servants, employees or any other person for whom the Landlord is in law responsible, except to the extent that such loss, injury or damage to the Tenant or any other person arises from or out of the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of any other party for whom the Landlord is responsible in law. Without limiting the generality of the foregoing, the Landlord is not liable for death, injury, loss or damage of or to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of any kind, except to the extent that such death, injury, loss or damage of or to persons or property arises from or out of the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of any other party for whom the Landlord is responsible in law. The intent of this paragraph is that the Tenant and any persons having business with the Tenant is to look solely to the Tenant’s insurers to satisfy any claims which may arise on account of injury, loss or damage to the Tenant or any other person or to the property of the Tenant or of any other person, irrespective of the cause, except to the extent the same arises from or out of the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of any other party for whom the Landlord is responsible in law.
11.8    Indemnification of Landlord
. The Tenant will indemnify the Landlord and save it harmless from and against all claims, actions, damages, liabilities, costs and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises, or the occupancy or use of the Premises, or occasioned wholly or in part by an act or omission of the Tenant, its officers, employees, agents, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises, except to the extent the same arises from or out of the Landlord’s wilful misconduct or negligence or the wilful misconduct or negligence of any other party for whom the Landlord is responsible in law.
11.9    Tenant’s Contractor’s Insurance
. The Tenant will require any contractor performing work on the Premises on behalf of the Tenant to carry and maintain, at no expense to the Landlord, comprehensive general liability insurance and other insurance in amounts and on terms reasonably determined by the Landlord and provide the Landlord with satisfactory proof of that insurance from time to time.
11.10    Acts Conflict With or Increase Insurance
.
(a)    The Tenant will not do, or omit to do, anything, or keep, use, sell or offer for sale on or from the Premises anything that may contravene any of the Landlord’s policies of insurance relating to any part of the Building or the Land, or which will prevent the Landlord from procuring policies of insurance with companies acceptable to the Landlord. The Tenant will pay all increases in premiums for any insurance carried by the Landlord insuring any part of the Building or the Land, resulting from anything done or omitted to be done on the Premises, whether or not the Landlord has consented to them. In determining whether increased premiums result from any of those causes, a schedule issued by the organization making the insurance rate on the Premises showing the various components of the rate will be conclusive evidence of the several items and charges which make up the insurance rates relating to the Building and the Premises.
(b)    If the use or occupancy of the Premises causes an increase of premium for any of the policies insuring the Premises or any part of the Building above the rate applicable for the least hazardous type of use or occupancy legally permitted in the Premises, the Tenant will pay the amount of the increase. The Tenant will also pay in that event any additional premium for rental income insurance carried by the Landlord for its protection against rent loss through an insured risk. Bills for the increases and additional payments may be rendered by the Landlord to the Tenant when the Landlord elects, and will be payable by the Tenant when rendered.
(c)    The Tenant will not do or permit to be done, or omit to do or permit another person to omit to be done, any act which may render void or voidable, or which may conflict with, the requirements of any policy or policies of insurance relative to the Premises or the Land or the Building or any of them, including any regulations of fire insurance underwriters applicable to such policy or policies.
11.11    Cancellation of Insurance
. If any insurance policy on the Building or any part of it is cancelled, or threatened by the insurer to be cancelled, or the coverage is reduced or threatened to be reduced by the insurer, because of the use or occupation of the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of coverage within 5 days after notice from the Landlord, the Landlord may either:
(a)    re-enter the Premises and Part 16 will apply;
(b)    enter the Premises and remedy that condition, and the Tenant will pay to the Landlord the cost of doing so on demand as Additional Rent, and the Landlord will not be liable for damage or injury caused to property of the Tenant or others located on the Premises as a result of the entry or remedy; or
(c)    terminate this Lease.
11.12    Tenant’s Property at its Risk
. All property of the Tenant kept or stored in the Premises is at the risk of the Tenant.
11.13    Survival
. The provisions of paragraph 11.8 will survive the expiration or sooner termination of the Term.
Part 12

ASSIGNMENT AND SUBLETTING
12.1    Landlord’s Consent
. The Tenant will not assign, mortgage, charge or encumber this Lease, in whole or in part, nor sublease all or any part of the Premises or permit them to be used or occupied by any other person (collectively “Transfer”), without the prior written consent of the Landlord, which consent may not be unreasonably withheld or delayed. Any Transfer made in violation of this Part 12 will be void.
12.2    Standards for Consent

. Without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent to a Transfer, it will be fair and reasonable for the Landlord to withhold its consent or impose conditions to its consent in any of the following instances:
(a)    if the Landlord determines, acting reasonably, that the financial condition of the proposed assignee, subtenant or occupant (collectively “Transferee”) or any indemnifier of a Transferee is or may become insufficient to support all of the financial and other obligations of the Tenant under this Lease;
(b)    if the use to which the Premises will be put by the proposed Transferee is inconsistent with the terms of this Lease or conflicts with any exclusive rights or covenants not to compete in favour of any other tenant or proposed tenant of the Building, or otherwise will materially or adversely affect any legitimate interest of the Landlord;
(c)    if, at the time of the proposed Transfer,
(i)    the Tenant is in default (or would be in default with the giving of notice by the Landlord and the expiration of any applicable cure period) under this Lease, and
(ii)    the Landlord has not received assurances acceptable to the Landlord, in its sole discretion, that any past due amounts owing from the Tenant to the Landlord will be paid and any other defaults on the part of the Tenant will be cured prior to the effectiveness of the proposed Transfer;
(d)    intentionally deleted;
(e)    if the Transfer is not approved by any Mortgagee having the right to approve such Transfer; or
(f)    if the Tenant has not received a bona fide, written offer to take an assignment or a sublease or has not supplied a copy of such offer to the Landlord at the time of requesting consent to a Transfer.
12.3    Terms and Conditions of Transfer
. The following terms and conditions apply in respect of any Transfer:
(a)    the Landlord’s consent to a Transfer, if granted, will not constitute a waiver of the requirement for the Tenant to obtain the Landlord’s prior written consent to any subsequent Transfer;
(b)    intentionally deleted;
(c)    intentionally deleted;
(d)    in spite of any Transfer, the Tenant will remain fully liable for and will not be released from the performance of each and every one of the obligations of the Tenant under this Lease for the balance of the Term and any renewal term, whether exercised by the Tenant or the Transferee. Without limitation, the foregoing applies whether or not the Transferee is in default of this Lease and whether or not this Lease is assigned by a trustee in bankruptcy of the Transferee. The Tenant is not relieved of liability for any breach of this Lease, whether occurring before or after the Transfer; and

(e)    any Transfer will provide that the Transferee has the rights and is subject to the obligations, of the Tenant under this Lease, except as it may be amended by the terms of the consent.
12.4    Documentation for Transfer
. The Tenant will promptly execute and the Tenant will cause the Transferee to promptly execute such agreements and documents as are necessary, in the opinion of the Landlord, to complete the Transfer. No assignment will be made other than to a Transferee which undertakes to perform and observe the obligations of the Tenant under this Lease by entering into an assumption agreement directly with the Landlord. The Tenant will pay to the Landlord its reasonable expenses arising out of the request for consent to a Transfer and for the change in possession of the Premises, including, but not limited to, legal and other professional fees and costs incurred in connection with the negotiation, review, processing and completion of the Transfer.
12.5    Excess Consideration on Transfer
. If the Tenant completes a Transfer which requires the Transferee to pay rent or other consideration in respect of the Transfer, in any other form, to the Tenant in excess of the Rent payable by the Tenant under this Lease, the Tenant will, upon any such excess payments being received, pay to the Landlord [redacted] of those excess payments. In calculating the amount of excess payments by the Transferee to the Tenant, an appropriate adjustment will be made to account for any financial inducements and expenses paid by the Tenant to or for the benefit of the Transferee, at any time, with the intent that the Tenant’s true costs of installing the Transferee are deducted before assessing the Landlord’s 50% entitlement to any excess payments. The Tenant will immediately upon demand make available its books and records so as to enable the Landlord to verify the receipt or the amount of such consideration.
12.6    Landlord’s Right to Terminate
. Intentionally deleted.
12.7    Assignment by Operation of Law
. The prohibition against Transfer without the consent required by this Part 12 will be construed to include a prohibition against any Transfer by operation of law.
12.8    Acceptance of Rent
. If this Lease, or any part of it, is assigned, or if all or part of the Premises is sublet or occupied by any party other than the Tenant, in any case without the consent of the Landlord, the Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but the assignment, sublease, occupancy or collection will not be considered a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant.
12.9    No Advertising

. The Tenant will not advertise the whole or any part of the Premises for lease nor permit any agent or broker to do so, unless the prior written approval of the Landlord, not to be unreasonably withheld or delayed, has been received.
12.10    Corporate Ownership
.
(a)    If after the date of execution of this Lease shares either of the Tenant or of an Affiliate of the Tenant which Controls the Tenant are transferred or disposed of by operation of law or otherwise, or issued or redeemed, so as to result in a change in the Control of the Tenant from the person or persons holding Control on the date of execution of this Lease or if other steps are taken to accomplish a change of Control, the Tenant will promptly notify the Landlord in writing of the change, which will be considered to be an assignment of this Lease to which this Part 12 applies; and whether or not the Tenant notifies the Landlord, the Landlord may terminate this Lease within 60 days after the Landlord becomes aware of the change unless the Landlord previously had consented to the change. Any subsequent change of Control will similarly be subject to the prior written consent of the Landlord. The Tenant will make available to the Landlord or its lawful representative all corporate books and records of the Tenant and of any Affiliate of the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change in Control.
(b)    Paragraph 12.10(a) will not apply to the Tenant if:
(i)    the Tenant is a public corporation whose shares are listed for sale on a recognized North American stock exchange, or
(ii)    the Tenant is a private corporation which is Controlled by a public corporation as defined in paragraph (i).
12.11    Time to Complete Transfer
. If the Landlord consents to a Transfer, the Tenant will have a period of 60 days thereafter to complete the Transfer, and failing which, the Landlord’s consent, at the Landlord’s option, will be null and void.
12.12    Remedy of the Tenant
. Intentionally deleted.
12.13    Assignment by Landlord
. If the Landlord sells or otherwise transfers an interest in the Building, the Land or in this Lease, in whole or in part, to the extent that the buyer or other party is responsible for compliance with the obligations of the Landlord under this Lease, the Landlord without further written agreement will be released from all of its obligations in this Lease.
12.14    Permitted Transferee
. Notwithstanding any other provision of this Lease to the contrary, the Tenant may assign this Lease or sublet the Premises without the consent of, but with prior written notice to, the Landlord, at any time and from time to time during the Term, to:

(a)    a parent, subsidiary, affiliate or related corporation(s) of the Tenant (within the meaning of the Canada Business Corporations Act) or to a partnership composed of parent, subsidiary or affiliate corporations of the Tenant;
(b)    a corporation formed as a result of a merger or amalgamation (within the meaning of the Canada Business Corporations Act) of the Tenant with another corporation or corporations;
(c)    a public corporation or a subsidiary body corporate (within the meaning of the Canada Business Corporations Act) of a public corporation whose shares are listed on a recognized North American stock exchange; or
(d)    the purchaser of a majority of the Tenant's business assets.
It being understood, however, that paragraphs 12.3, 12.4 and 12.5 shall apply to any assignment or subletting contemplated in this paragraph 12.14.
Part 13

WASTE, GOVERNMENTAL AND ENVIRONMENTAL REGULATIONS
13.1    Waste or Nuisance
. The Tenant will not commit or permit to be committed waste upon the Premises, or nuisance or other thing that may disturb or interfere with the use or enjoyment by any other tenant in the Building of its premises and the Common Areas and Facilities or that may disturb any person within 500 feet of a boundary of the Land, whether or not the nuisance arises out of the use of the Premises by the Tenant for a purpose permitted by this Lease.
13.2    Governmental, Insurance Underwriters’ and Environmental Regulations
.
(a)    The Tenant, at the Tenant’s cost, will comply with and cause all those under its control to comply with the applicable requirements of all municipal, provincial, federal and other governmental authorities now in force or which may hereafter be in force with respect to the Premises, including without limitation, all laws and regulations pertaining to the use, possession, control, discharge, removal, disposal and abatement of Hazardous Substances and all other laws and regulations pertaining to the Tenant’s occupancy or use of the Premises and will observe in any occupancy and use of the Premises all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force, and will comply with all regulations or orders made by fire insurance underwriters or by authorities having jurisdiction. The provisions of this paragraph 13.2(a) will survive the expiration or earlier termination of this Lease.
(b)    The Landlord may enter the Premises at all reasonable times on not less than 2 days prior written notice to the Tenant, with as little interference to the conduct of the Tenant’s business as is reasonably possible, to enable the Landlord to inspect the Premises and to comply with or cause the Tenant to comply with any municipal by-law or provincial statute now or in the future applicable to the Premises whether or not the application of the by-law or statute to the Premises results from an act or omission of the Landlord or any other person.

(c)    If the Tenant has knowledge, or has reasonable cause to believe that any Hazardous Substance has come to be located on, under or about the Premises, the Tenant will, upon discovery of the presence or suspected presence of Hazardous Substance, give written notice of that condition to the Landlord.
(d)    If the Landlord, acting reasonably, believes that the Premises have become contaminated with any Hazardous Substance, the Landlord, in addition to its other rights under this Lease, may enter upon the Premises and obtain samples from the Premises and under the Premises, for the purpose of analysing the same to determine whether and to what extent the Premises have become so contaminated. To the extent that contamination is found and that such contamination was caused by the Tenant, the Tenant will reimburse the Landlord for the costs of such inspection, sampling and analysis.
(e)    Without limiting the above, the Tenant will indemnify and save harmless the Landlord and its directors, officers and agents from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, legal fees and costs on a solicitor and own client basis, arising out of or in any way connected with the use, manufacture, transportation, storage, emission or disposal of Hazardous Substances by the Tenant, its agents or contractors, or any others under the control of the Tenant, on, under or about the Premises including, without limitation, the cost of any required or necessary repair, remediation or detoxification and the preparation of any closure or other required plans in connection herewith. The indemnity obligations of the Tenant under this paragraph will survive any termination of this Lease.
Part 14

DELIVERY OF AND ACCEPTANCE OF PREMISES
14.1    Delivery of and Acceptance of Premises
. The Landlord shall carry out and complete the Landlord’s Work in compliance with the terms of this Lease at the Landlord’s sole cost and expense and shall deliver possession of the Premises to the Tenant with all Delivery Conditions satisfied on or before April 1, 2022 (the “Required Delivery Date”). The Landlord shall deliver the Delivery Notice to the Tenant not less than 3 months prior to the anticipated Possession Date. If the Landlord fails to deliver the possession of the Premises to the Tenant with all Delivery Conditions satisfied by the Required Delivery Date and such failure is not the result of any Unavoidable Delay or Tenant Delays then in such case Basic Rent will abate, beginning on the day immediately following the last day of the Free Basic Rent Period (as defined in section 1 of Schedule 4), at a rate of 2 days abatement for each 1 day that the Landlord fails to deliver possession of the Premises to the Tenant with all Delivery Conditions satisfied beyond the Required Delivery Date. In the event that the Possession Date has not occurred by August 1, 2022, and such delay is not the result of any Unavoidable Delay or Tenant Delays then the Tenant may, at its option, terminate this Lease at no cost by providing written notice of termination to the Landlord and upon delivery of such notice this Lease shall become null and void.
The Tenant will notify the Landlord of any defects or deficiencies in the Premises, including environmental hazards (the “Deficiency List”), within 30 days after the Possession Date, and failing the giving such Deficiency List the Tenant will be considered for all purposes to have accepted the Premises in their then existing condition. The Landlord will not have any further obligation to the Tenant for defects or faults other than:
(a)    latent defects in the Premises which cannot be discovered on a reasonable examination, and

(b)    faults in structural elements relating to the Premises not caused by the Tenant’s act or negligence.
The Landlord shall, within 30 days after receipt of the Deficiency List, complete or correct all defects and deficiencies identified on the Deficiency List to the satisfaction of the Tenant, acting reasonably.
If a dispute occurs as to whether or not a defect or deficiency exists, the decision of an independent qualified architect or engineer selected by both the Landlord and the Tenant shall, except for manifest error and except as to determinations of interpretation of this Lease, be final and binding on the parties. The fees of such architect or engineer shall be borne equally by the Landlord and the Tenant.
14.2    No Representation
. The Tenant acknowledges that there is no promise, representation, warranty, or undertaking by, or binding upon, the Landlord concerning the condition or layout of, or the alterations, remodelling, decoration or installation of improvements, equipment or fixtures in the Premises or of the Building, except as expressly contained in this Lease and the taking of occupancy, subject always to the provisions of paragraph 14.1, is conclusive evidence as against the Tenant that any representations by the Landlord have been satisfied.
Part 15

LEASEHOLD IMPROVEMENTS AND TRADE FIXTURES
15.1    Installation and Changes by Tenant
.
(a)    The Tenant will have possession of the Premises throughout the Fixturing Period for the purpose of completing the Tenant’s Work which shall be completed in compliance with the provisions of Part B of Schedule 5. During the Fixturing Period the Tenant shall not be liable for any payment of Rent to the Landlord but the Tenant shall comply with all other terms and conditions of this Lease during the Fixturing Period and shall pay the cost of any utilities consumed in the Premises during the Fixturing Period.
(b)    All Leasehold Improvements including, without limitation, trade fixtures installed by, or on behalf of, the Tenant will be of first class quality. The Tenant will not make or cause to be made any Leasehold Improvement, change, decoration, addition or improvement or cut or drill into, nail or otherwise attach, secure or install any trade fixture, exterior sign, floor covering, interior or exterior lighting, or mechanical or electrical system or fixture, or plumbing fixture, shade or awning to any part of the Premises or to the exterior of the Premises or hang from or affix anything to the ceiling, without first obtaining the Landlord’s written approval. The Tenant will not create or cause to be created any mortgage, conditional sale agreement or other encumbrance in respect of the Leasehold Improvements (including trade fixtures), furniture or furnishings, or inventory of the Tenant except with the prior written consent of the Landlord.
(c)    The Tenant will present to the Landlord plans and specifications for the Tenant’s Work and all other work from time to time at the time approval is sought and the work will be done by contractors or other workers or tradesmen approved by the Landlord and in good and workmanlike manner with first class materials.
(d)    The Tenant will not make or permit to be made any changes, alterations, substitutions, replacements or improvements affecting the structure of the Premises or the exterior appearance of the Premises or the operation of the mechanical systems including, without limitation, the heating, ventilation, air conditioning, humidity control, plumbing, electrical, or mechanical equipment in or connected with the Building and the Premises without obtaining the prior written consent of the Landlord.
(e)    The Tenant will pay, on demand, as Additional Rent, all the Landlord’s costs and expenses in connection with any installations and changes by the Tenant, including, without limitation, the costs of supervising and inspecting the work and the cost of examining the Tenant’s drawings and specifications, together with a sum of 15% of such costs, representing the Landlord’s overhead.
15.2    Removal of Installations and Restoration by Tenant
.
(a)    All Leasehold Improvements when installed become the property of the Landlord, without compensation to the Tenant, but the Landlord will have no responsibility for the repair, replacement, operation, maintenance or insurance of the Leasehold Improvements, which will remain the responsibility of the Tenant.
(b)    No Leasehold Improvements (including, without limitation, trade fixtures) will be removed from the Premises before the end of the Term without the prior consent in writing from the Landlord. Upon termination of this Lease the Leasehold Improvements will remain the property of the Landlord except for any non-standard office improvements that the Landlord requires be removed by the Tenant in accordance with paragraph 15.2(c).
(c)    At the end of the Term the Tenant will not be required to remove and will not be responsible for any costs associated with the removal of the Leasehold Improvements or the Tenant’s Work, nor will the Tenant be required to restore and return or be responsible for any costs associated with the restoration and return of the Premises back to base building standard, provided however that the Tenant shall be required to remove, at its sole cost and expense, any non-standard office improvements that the Landlord advises the Tenant of in connection with its approval of the final space plan for the Premises. The Tenant shall return the Premises to the Landlord in a clean and tidy condition reasonable wear and tear excepted.
(d)    If the Tenant does not remove any Leasehold Improvements that it is required to remove in accordance with paragraph 15.2(c), or its furnishings, furniture or equipment as required by the Landlord, the Landlord may, without liability on its part, and not as a bailee, without notice to the Tenant, enter the Premises and remove such items at the Tenant’s expense, plus an administration charge of 15% of such amount, which will be paid by the Tenant to the Landlord as Additional Rent, on demand, and such items may, without notice to the Tenant or to any other person and without obligation to account for them, be sold, destroyed, disposed of or used by the Landlord as it determines.
(e)    If the Tenant removes, or commences, attempts or threatens to remove any Leasehold Improvements, without the Landlord’s consent, the Tenant hereby consents (without limiting any other rights of the Landlord) to the Landlord obtaining an injunction in a court of competent jurisdiction to restrain the Tenant from removing any of the items referred to from the Premises, and the Tenant will pay to the Landlord all fees (including without limitation, all professional fees and all legal fees on a solicitor and own client basis) and expenses incurred by or on behalf of the Landlord concerning obtaining such an injunction.

(f)    The Tenant’s obligations under this paragraph 15.2 will survive the expiration or earlier termination of this Lease.
15.3    Title on Abandonment
. Intentionally deleted.
15.4    Not to Overload Floors
. The Tenant will not bring on the Premises anything that by reason of its weight, size or use, in the reasonable opinion of the Architect, might damage the Premises and will not overload the floors of the Premises. If overloading occurs the Tenant will immediately repair any damage or pay to the Landlord the cost of repairing the damage and will also pay for any consequential damages arising from the overloading.
15.5    Tenant to Discharge All Liens
. The Tenant will promptly pay all its contractors, subcontractors and suppliers and do all things necessary to ensure that no lien is claimed against the Premises or the Land or any other part of the Building and should a claim of lien be filed by the Tenant’s contractors, subcontracts or suppliers, the Tenant will cause it to be discharged or vacated at the Tenant’s expense within 15 days after it is brought to the attention of the Tenant or provide adequate security for it to the extent approved by the Landlord, acting reasonably. The Landlord may, but it is not obligated to discharge the lien by paying the amount claimed to be due into court, or by any other means available to the Landlord, and the amount paid, plus all costs, including without limitation, professional and solicitors fees (on a solicitor and own client basis) incurred by or on behalf of the Landlord concerning the lien, plus any damages suffered by the Landlord as a result of the filing of the lien, will be immediately paid, on demand, by the Tenant as Additional Rent. The Tenant acknowledges that the Landlord may file a notice of interest in the applicable land title office under the provisions of the Builders Lien Act or any legislation in amendment or substitution thereof evidencing that the Landlord is not responsible for any of the Tenant’s improvements. The Tenant agrees to cooperate with the Landlord in respect of the same and, if necessary, to execute and deliver all other instruments and take any actions necessary to give effect to the same.
Part 16

DEFAULT OF TENANT
16.1    Tenant’s Default
. If:
(a)    the Tenant fails to pay any Rent when due and has not remedied the same within [redacted] after the Landlord has given written notice to the Tenant requiring such payment;
(b)    the Tenant fails to observe or perform any of its other material obligations under this Lease and the Tenant has not, within [redacted]after notice from the Landlord specifying the default, cured the default or, if the cure reasonably requires a longer period, if the Tenant has not commenced to cure the default within the [redacted] period and thereafter does not diligently pursue the cure of such default;
(c)    the Tenant falsifies a report required to be furnished to the Landlord under this Lease; or
(d)    if re-entry is permitted under other terms of this Lease;

the Landlord, in addition to any other right or remedy, may do any or all of the following:
(e)    re-enter and remove all persons and property from the Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being guilty of trespass or becoming liable for loss or damage occasioned by any of those actions; and
(f)    terminate this Lease and all of the Tenant’s rights under it.
16.2    Bankruptcy or Insolvency of Tenancy
.
(a)    If:
(i)    any material or significant goods and chattels of the Tenant on the Premises at any time during the Term are seized or taken in execution or attachment by a creditor of the Tenant or the Tenant receives a notice from one or more of its secured creditors that the creditor(s) intend to realize on security located at or upon the Premises, which, in each case, remains unsatisfied for a period of [redacted]after the Tenant is aware of such seizure or received such notice;
(ii)    the Tenant makes an assignment for the benefit of creditors or any arrangement or compromise, or a bulk sale from the Premises other than a bulk sale to an assignee or sublessee under an assignment or sublease which under Part 12 was consented to or which does not require consent,
(iii)    a receiver-manager is appointed to control the conduct of the business of the Tenant on or from the Premises and such appointment is not dismissed within [redacted]after the date the Tenant receives notice of such appointment,
(iv)    the Tenant becomes bankrupt or insolvent or takes the benefit of an Act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or a notice of intention to file a proposal, provided that if such event is involuntary, the Tenant has not been restored to its prior status within [redacted]after the date the Tenant receives notice of such involuntary bankruptcy or insolvency event,
(v)    proceedings are instituted by the Tenant or any other person for an order for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, and such proceedings are not dismissed within [redacted]after the date the Tenant receives notice of such proceedings,
(vi)    without the written consent of the Landlord, the Premises become and remain vacant for a period of [redacted] (except as necessitated for the completion of repairs, or due to force majeure, damage, destruction or condemnation) or are used by any persons other than those entitled to use them under the terms of this Lease,
(vii)    without the written consent of the Landlord, the Tenant abandons or attempts to abandon the Premises, or

(viii)    this Lease or any of the Tenant’s assets on the Premises are taken under a writ of execution, charge, debenture or other security instrument, which remains unsatisfied for a period of [redacted]after the Tenant is aware of such taking;
then the Landlord may re-enter and take possession of the Premises as though the Tenant or any other occupant of the Premises was holding over after the expiration of the Term and this Lease may, at its option be immediately terminated by notice left upon the Premises.
(b)    The Tenant will immediately notify the Landlord if it receives from any of its secured creditors a notice under the Bankruptcy and Insolvency Act, or any legislation in amendment or substitution therefor, advising the Tenant that the secured creditor intends to realize upon its security located on the Premises.
(c)    Unless the Landlord expressly consents thereto, which the Landlord is not obliged to do, the Tenant will not exercise any right to repudiate this Lease under the terms of a proposal filed under the Bankruptcy and Insolvency Act, or any legislation in amendment or substitution therefor.
16.3    Landlord may Perform Tenant’s Obligations
. If the Tenant fails to perform an obligation of the Tenant under this Lease the Landlord may give written notice to the Tenant of such failure to perform and if the Tenant has not, within [redacted]after receiving such notice, performed the obligation (or, if the performance of the obligation reasonably requires a longer period to complete, if the Tenant has not commenced to perform the obligation within the [redacted]period and thereafter does not diligently pursue such performance to completion), then the Landlord may perform the obligation and for that purpose may enter on the Premises without notice and do anything in respect of the Premises that the Landlord considers necessary to cure the default. The Tenant will pay as Additional Rent all costs and expenses incurred by or on behalf of the Landlord plus [redacted] for overhead upon presentation of a bill. The Landlord will not be liable to the Tenant for loss or damage resulting from such action by the Landlord, except for loss or damage resulting from the wilful misconduct or negligence of the Landlord or another person for whose wilful misconduct or negligence the Landlord is responsible in law.
16.4    Right to Relet
.
(a)    If the Landlord re-enters, as provided in this Lease, it may at its option, without terminating the Tenant’s rights under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a reletting, and relet the Premises or any part thereof as agent of the Tenant for such period of time and at such rent and upon such other terms and conditions as the Landlord in its discretion considers advisable.
(b)    Upon each reletting all rent and other monies received by the Landlord from the reletting will be applied, first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, secondly to the payment of costs and expenses of the reletting including brokerage fees and legal fees and costs of the alterations and repairs, and third to the payment of Rent due and unpaid under this Lease. The residue, if any, will be held by the Landlord and applied in payment of future rent as it becomes due and payable.
(c)    If the rent received from the reletting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly.

16.5    Reentry Without Termination
. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a reletting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach.
16.6    Damages
. If the Landlord terminates this Lease for any breach, then, in addition to other remedies, it may recover from the Tenant all damages it incurs by reason of the breach including, without limitation, the cost of recovering the Premises, professional and other legal fees (on a solicitor and own client basis), the unamortized portion of any allowance, concession or inducement paid by the Landlord under the terms of the tenancy (on the basis of an assumed rate of depreciation on a straight line basis to zero over the Term) and the worth at the time of termination of the excess, if any, of (i) the amount of rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term over (ii) the then reasonable rental value of the Premises for the remainder of the Term, calculated on a present value basis, all of which amounts will be immediately due and payable by the Tenant to the Landlord. In determining the Rent which would be payable by the Tenant after default, the Basic Rent component of the annual Rent for each year of the unexpired Term will be considered to be the average Basic Rent paid or payable by the Tenant from the beginning of the Term to the time of default, or during the preceding 3 full calendar years, whichever period is shorter.
16.7    Acceleration of Rent
. If any of the events referred to in paragraph 16.1 or paragraph 16.2 occur then, in addition to all other rights available to the Landlord, including the rights referred to in this paragraph 16.7, the full amount of the current month’s Basic Rent and Additional Rent, and all other payments required to be made monthly by the Tenant, and the next ensuing 3 months’ Basic Rent and Additional Rent will immediately become due and payable as accelerated rent, and the Landlord may recover the accelerated rent in the same manner as Rent in arrears, including immediately distraining for it together with all other arrears then unpaid.
16.8    Expenses for Remedying Breach
. If the Landlord brings any proceeding against the Tenant arising from an alleged breach of an obligation of the Tenant in this Lease and it is established that the Tenant is in breach of that obligation, the Tenant will pay to the Landlord all costs and expenses incurred by the Landlord in those proceedings including, without limitation, legal fees, on a solicitor and own client basis.
16.9    Interest on Overdue Monies
. All overdue monies payable to the Landlord by the Tenant on any account whatever will bear interest at the Prime Rate plus [redacted] per annum from the due date until paid in full.
16.10    No Exemption from Distress
. None of the property of the Tenant on the Premises (except data, computer hard drives and paper files) is exempt from levy by distress for Rent in arrears, and a claim being made for exemption by the Tenant or on distress being made by the Landlord, this paragraph 16.10 may be pleaded as an estoppel against the Tenant in any proceedings brought to test the right to levy upon property claimed to be exempt.
16.11    New Lease

. If this Lease is either terminated or repudiated in the process of insolvency or bankruptcy proceedings, with or without the consent of the Landlord, and whether or not a Transfer of Lease has occurred, the Landlord may, within 3 months after that event, require the Tenant, or its Trustee in Bankruptcy, receiver or other successor, to enter into a lease with the Landlord for the Premises for the remainder of the Term on the same terms and conditions as contained in this Lease.
Part 17

REMEDIES OF LANDLORD AND WAIVER
17.1    Remedies Cumulative
. No exercise of a specific right or remedy by the Landlord or by the Tenant precludes it from, or prejudices it in, exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.
17.2    No Waiver
. The waiver by the Landlord or the Tenant of a breach of an obligation in this Lease will not be considered to be a waiver of a subsequent breach of that obligation or another obligation. The subsequent acceptance of Rent by the Landlord will not be a waiver of a preceding breach by the Tenant of an obligation in this Lease, regardless of the Landlord’s knowledge of the preceding breach at the time of acceptance of the Rent. No obligation in this Lease will be considered to have been waived by the Landlord or by the Tenant unless the waiver is in writing signed by the Landlord or by the Tenant, as the case may be.
17.3    Injunctive Relief
. If the Tenant breaches or threatens to breach any of the terms of this Lease, the Landlord will have the right to injunctive relief, as if no other remedies were provided for in this Lease.
Part 18

ACCESS BY LANDLORD
18.1    Right of Entry
.
(a)    The Landlord and its agents may enter the Premises at a day and time that is mutually agreeable to the Landlord and the Tenant, each acting reasonably, and in any event on not less than 2 days prior written notice to Tenant, with as little interference to the conduct of the Tenant’s business as is reasonably possible, to examine the Premises and to show the Premises to a prospective buyer, lessee or mortgagee.
(b)    The Landlord may make alterations, additions and adjustments to and changes of location of the pipes, conduits, wiring, ducts and other installations of any kind in the Premises where necessary to serve another tenant of the Building but the Landlord will take commercially reasonable steps to minimize any disruption of the Tenant’s business (including, without limitation, performing such work outside of Normal Business Hours where reasonably possible). The Landlord may take all material required on to the Premises without constituting an eviction of the Tenant in whole or in part. The Rent reserved will not abate while the alterations, additions or changes of location are being made by reason of loss or interruption of the business of the Tenant, or otherwise, and the Landlord will not be liable for damage to property of the Tenant or of others located on the Premises as a result of any entry except for damage caused by the negligence of the Landlord or another person for whose negligence the Landlord is responsible in law.
(c)    During the 6 months prior to the expiration of the Term the Landlord may place upon the Premises a notice “For Rent” which the Tenant will permit to remain without interference.
(d)    If after the required notice has been provided to the Tenant (except in the case of an emergency when no prior notice is required) and on the mutually agreed day and time, the Tenant is not present to open and permit entry into the Premises when the Landlord requires entry, the Landlord or its agents may enter by a master key without rendering the Landlord or its agents liable for any damage or trespass and without affecting this Lease. Nothing in this paragraph 18.1 imposes on the Landlord an obligation, responsibility or liability for the care, maintenance or repair of the Premises or any part thereof except as specifically provided in this Lease. The Landlord may at a day and time that is mutually agreeable to the Landlord and the Tenant, each acting reasonably, and in any event on not less than 2 days prior written notice to Tenant, with as little interference to the conduct of the Tenant’s business as is reasonably possible, to enter on the Premises in order to install, construct, operate, maintain, repair and replace any utilities and services, but the Landlord in doing so will exercise such right in a manner which is commercially reasonable to minimize any disruption of the Tenant’s business (including, without limitation, performing such work outside of Normal Business Hours where reasonably possible).
18.2    Roof and Walls
. The Landlord will have the exclusive right to use all or any part of the roof of the Building for any purpose; to erect additional stories or other structures over all of any part of the Building; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Building, provided that access to the Premises will not be unreasonably denied; and to install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not unreasonably deny the Tenant’s use of them. The Landlord may make any use it desires of the exterior portions of the walls of the Premises, provided that such use will not encroach on the interior of the Premises or impede access to or from the Premises. The Tenant agrees to give the Landlord access to the Premises for those purposes at a day and time that is mutually agreeable to the Landlord and the Tenant, each acting reasonably, and in any event on not less than 3 days prior written notice to Tenant and with as little interference to the conduct of the Tenant’s business as is reasonably possible.
18.3    Excavation
. Intentionally deleted.
Part 19

RULES AND REGULATIONS
19.1    Landlord May Make
. The Landlord from time to time may establish, modify and enforce reasonable rules and regulations regarding the use and occupancy of the Common Areas and Facilities of the Building and of the premises set aside by the Landlord for leasing to tenants of the Building. All rules and regulations and modifications whether made under this paragraph 19.1 or paragraph 7.2 become a part of this Lease and the Tenant will comply with the rules and regulations and modifications, provided that such rules and regulations and policies shall not (i) discriminate against the Tenant, (ii) materially or unreasonably interfere with or restrict the Tenant’s conduct of its business or the Tenant’s use or enjoyment of the Premises, or (iii) derogate from any of the Tenant’s rights under this Lease. Notice of the rules and regulations and modifications will be given to the Tenant by the Landlord. A set of the most recent rules and regulations are annexed to this Lease as Rules and Regulations Schedule 3.
Part 20

LANDLORD’S COVENANTS AND OBLIGATIONS
20.1    Taxes
. The Landlord will pay all real property taxes (including local improvement rates) that may be assessed by a lawful authority against the Building and the Land.
20.2    Quiet Enjoyment
. Subject to the observance and performance by the Tenant of all of its obligations under this Lease, the Tenant may use and possess the Premises, in accordance with the provisions of this Lease, for the Term, without interference by the Landlord, or any other party claiming by, through or under the Landlord, except as otherwise provided in this Lease.
20.3    Interior Climate Control
. The Landlord will provide to the Premises during Normal Business Hours, by means of a system for heating and cooling, filtering and circulating air, processed air in such quantities, at such temperatures as will maintain in the Premises conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally pertaining at the date of this Lease applicable to normal occupancy of premises for office purposes, but the Landlord will have no responsibility for any inadequacy of performance of the system if the Premises depart from the design criteria for such system.
20.4    Janitor Service
. The Landlord will cause when reasonably necessary from time to time the floors and windows of the Premises to be swept and cleaned and the desks, tables and other furniture of the Tenant to be dusted all in keeping with the standard of similar buildings in the City of Victoria having regard to the age and location of the Building. Such work will be done at the Landlord’s direction without interference by the Tenant, its servants or employees.
20.5    Maintain Common Areas and Facilities
. The Landlord will cause the elevators, common entrances, lobbies, stairways, corridors, washrooms and other parts of the Building including Common Areas and Facilities from time to time provided for common use and enjoyment to be maintained, cleaned or otherwise operated substantially in keeping with the standard of similar buildings in the City of Victoria having regard to the age and location of the Building.
Part 21

OVERHOLDING
21.1    No Tacit Renewal

. If the Tenant remains in possession of the Premises after the end of the Term and without the execution and delivery of a new lease or written renewal or extension of this Lease, there is no tacit or other renewal of this Lease, and the Tenant will be considered to be occupying the Premises as a Tenant from month to month at a monthly rental payable in advance on the first day of each month equal to the sum of [redacted] of the monthly instalment of Basic Rent payable for the last month of the Term, and otherwise upon the terms and conditions set out in this Lease, so far as applicable.
Part 22

OPTIONS TO EXTEND
22.1    Options to Extend
.
(a)    Provided the Tenant is not in default under this Lease beyond applicable cure periods at the time the Tenant delivers the applicable Extension Notice (as defined below), the Tenant shall have [redacted] separate consecutive options to extend the Term, in each case for a further period of [redacted] (each, an “Extension Term”), each option exercisable by written notice to the Landlord (the “Extension Notice”) given no later than [redacted]and no earlier than [redacted]prior to the expiry of the Initial Term or the then current Extension Term, as the case may be (the “Extension Notice Expiration Date”). Each such Extension Term shall be on the same terms and conditions as the Initial Term, save and except that Basic Rent shall be determined in accordance with paragraph 22.1(b) or 22.1(c), as applicable, the Tenant shall have no further right of extension beyond the second Extension Term, the Landlord will have no obligation to pay or provide to the Tenant any allowance, concession or inducement of any nature, or provide any free rent or discounted rent of any nature, or provide any fixturing period, or do or perform any work in the Premises.
(b)    The Basic Rent for each Extension Term shall be agreed upon by the Landlord and the Tenant prior to the commencement of the applicable Extension Term and shall be the then current fair market basic rent for the Premises, being the basic rent which would be paid for the Premises in its current condition as of the commencement of the subject Extension Term, including all Leasehold Improvements installed or placed in the Premises. In determining the then current fair market basic rent for the Premises, all relevant circumstances must be considered and applied, including without limitation the basic rent payable for comparable premises in a building of similar size, age and location as the Building, provided that under no circumstances will Basic Rent for any Extension Term be less than the Basic Rent applicable during the last year of the Initial Term in respect of the first Extension Term and during the last year of the first Extension Term in respect of the second Extension Term.
(c)    Failing agreement by the parties as to the Basic Rent for any Extension Term by not later than 60 days prior to the commencement of the particular Extension Term, either party may submit the matter to a single arbitrator appointed under the Arbitration Act (British Columbia), whose decision will be final and binding upon the Tenant and the Landlord. The cost of the arbitration will be borne by the Landlord and the Tenant equally. In the event that the Basic Rent payable during any Extension Term has not been agreed upon or determined by the date of commencement of the particular Extension Term, the Tenant shall pay by way of provisional Basic Rent on the first day of the first month of that Extension Term, an amount equal to the monthly instalment of Basic Rent payable in the month immediately preceding the commencement of such Extension Term, and on the first day of each and every month thereafter the Tenant shall continue to pay such monthly amount until the new Basic Rent is agreed upon or determined, and, upon the Basic Rent being so agreed upon or determined an appropriate adjustment of Basic Rent shall be made, if required, on the first day of the month next following the month in which the new Basic Rent is so agreed upon or determined, retroactive to the commencement of the applicable Extension Term.
Part 23

MISCELLANEOUS
23.1    Accord and Satisfaction
. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent stipulated in this Lease will be considered to be other than on account of the earliest stipulated Rent, nor will an endorsement or statement on a cheque or in a letter accompanying a cheque or payment as rent be considered to be an accord or satisfaction, and the Landlord may accept a cheque or payment without prejudice to the Landlord’s right to recover the balance of the Rent or pursue any other remedy.
23.2    No Partnership
. The Landlord does not in any way or for any purpose become a partner of, or joint venturer or a member of a joint enterprise with, the Tenant. No provision of this Lease is intended to create a relationship between the parties other than that of Landlord and Tenant.
23.3    Unavoidable Delay
.
(a)    If the performance of any act required hereunder to be performed by a party hereto is affected by Unavoidable Delay then:
(i)    if the act is to be performed on or at a specified day or time then the day or time for performance will be extended to a day or time after the Unavoidable Delay ceases which is reasonable having regard to the nature of both the act and the Unavoidable Delay; or
(ii)    if the act is to be performed within a specified period of time that period will be extended from the time the Unavoidable Delay ceases to affect the performance for a period equal to the amount of that specified period which occurred during the period of Unavoidable Delay.
(b)    The party obligated to do or perform such act or thing will not be considered to have committed a default until the expiration of such time as so extended.
(c)    Each party will when so delayed promptly notify the other of the occurrence of the Unavoidable Delay with an estimate of its expected duration.
23.4    Partial Invalidity
. If a term, covenant or condition of this Lease or the application thereof to any person or circumstances is held to any extent invalid or unenforceable, the remainder of this Lease or the application of the term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected.
23.5    Joint and Several Liability
. If two or more individuals, corporations, partnerships or other business associations compose the Tenant, the liability of each individual, corporation, partnership or other business association to pay Rent and perform all other obligations of the Tenant under this Lease is joint and several. If the Tenant is a partnership or other business association the members of which are by virtue of statute or general law subject to personal liability, the liability of each member is joint and several.
23.6    Registration
. The Tenant may, at is discretion, register a short form of this Lease (including, without limitation, the Tenant’s Right of First Refusal) at the applicable Land Title Office provided that such short form does not disclose any financial information contained in this Lease and is approved by the Landlord, acting reasonably. The Landlord shall forthwith execute and deliver all such documentation reasonably required by the Tenant to effect such registration. The Tenant shall be responsible for the preparation of any and all plans required in connection with the foregoing at its sole cost and expense.
23.7    Notice
.
(a)    Any notice or other communication required or permitted to be given under this Lease will be in writing unless otherwise specified and will be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada, to the address of the party set out below:
(i)    if to the Landlord:
2621 Douglas Street, Victoria, BC V8T 4M2
Attention:    David Fullbrook
(ii)    if to the Tenant:
#1203 – 4464 Markham Street, Victoria, BC  V8Z 7X8
Attention:    Michael Martin, Chief Operating Officer
or to such other address as a party may specify by notice given as set out above.
(b)    Notice or other communication will be considered to have been received:
(i)    if delivered by hand during business hours, upon receipt by a responsible representative of the receiver, and if not delivered during business hours, upon the commencement of business on the next business day; and
(ii)    if mailed by prepaid registered post in Canada, upon the fifth business day following posting, except that, in the case of a disruption or an impending or threatened disruption in the postal service, every notice or communication will be delivered by hand.
(c)    In this Lease, whenever a notice provision refers to “days”, it will be considered to refer to “business days” and “business day” or “business days” will mean a day or days which are not a Saturday or defined as a “holiday” under the Interpretation Act (British Columbia) as amended or substituted from time to time.
23.8    No Modification
. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set out in this Lease. This Lease may only be modified in writing signed by the party against whom the modification is enforceable.
23.9    Successors and Assigns
. This Lease binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns. No rights, however, benefit an assignee of the Tenant unless under Part 12 the assignment was consented to by the Landlord.
23.10    Number and Gender
. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships, or individuals, males or females, in all cases will be assumed as though in each case fully expressed.
23.11    Headings and Captions
. The table of contents, part numbers, part headings, paragraph numbers and paragraph headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.
23.12    Confidentiality
. Each of the Landlord and Tenant will keep the existence and terms of this Lease in strict confidence both before and after the Term, except in the course of conveying necessary information to legal, accounting and tax and financial advisors, lenders, investors or as may be required by applicable laws or otherwise mutually agreed upon by the Landlord and Tenant.
23.13    Obligations as Covenants
. Each obligation of the Landlord or the Tenant in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.
23.14    Entire Agreement
. This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises or the subject matter of this Lease.
23.15    Time is of the Essence
. Time will be of the essence.
23.16    Governing Law
. This Lease will be interpreted under and is governed by the laws of the Province of British Columbia.
[EXECUTION PAGE FOLLOWS]

TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement on the date appearing below.
TC EVOLUTION LIMITED PARTNERSHIP,
by its general partner TC Evolution General Partner Inc.

By:    /s/ David Fullblook
        Name: David Fullbook
    Title:    CEO / Director

I have the authority to bind the company, which has the authority to bind the limited partnership.

Dated:     August 12, 2020

AURINIA PHARMACEUTICALS INC.

By:    /s/ Max Donley
        Name: Max Donley
    Title: EVP

I/We have the authority to bind the company.

Dated:      August 7, 2020

Schedule 1

PLAN OF PREMISES

3rd floor of the Building Schedule 2

LEGAL DESCRIPTION OF THE LAND
PID: 003-149-021, Lot 2 Section 4 Victoria District Plan 23740

Schedule 3

RULES AND REGULATIONS
1.    Refuse.
(a)    If the Tenant’s garbage is of a deteriorating nature, creating offensive odours, the Tenant will utilize and maintain at its cost and expense refrigerated facilities as required by the Landlord.
2.    Overloading, Suspension.
(a)    The Tenant will not overload any floor of the Premises in excess of 100 pounds per square foot.
(b)    The Tenant will not hang or suspend from any wall or ceiling or roof, or any other part of the Building, any equipment, fixtures, signs or displays which are not first authorized by the Landlord.
3.    Electrical Equipment.
(a)    If the Tenant requires any electrical equipment which might overload the electrical facilities in the Premises, the Tenant will submit to the Landlord plans and specifications for works required to install and supply additional electrical facilities or equipment to prevent such overloading and will obtain the Landlord’s prior written approval to perform the works, which will meet all applicable regulations and codes, including without limitation, the requirements of the Landlord’s insurers, and will be installed at the Tenant’s sole expense. The Landlord reserves the right to install such additional equipment at the Tenant’s expense, which will not exceed 15% of the cost of the additional equipment.
4.    Plumbing.
(a)    No plumbing facilities will be used for any purpose other than that for which they were designed, and no foreign substance of any kind will be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by the Tenant or by any person for whom the Tenant is responsible will be borne by the Tenant.
5.    HVAC Operation/Window Covering.
(a)    The Tenant will not directly or indirectly appropriate heating or cooling from other portions of the Building unless it is unavoidable, due to the nature of the HVAC design of the Building.
(b)    The Tenant will not leave open any doors or windows to the exterior of the Building which would adversely affect the performance of any HVAC equipment in the Building.
(c)    The Tenant will not interfere with any window coverings installed upon the exterior windows and will close the window coverings during such hours from dusk to dawn as the Landlord may require and will not install or operate any drapes so as to interfere with the exterior appearance of the Building.

6.    Pests.
(a)    Should the Premises become infested with rodents, vermin or other pests, the Tenant will immediately remedy the same and will use such pest extermination contractor as the Landlord may direct.
7.    Notice of Accident, Defects.
(a)    The Tenant will give immediate notice to the landlord in case of fire or accident in the Premises or of defects therein or to any fixtures or equipment therein.
8.    Emergency Contacts.
(a)    The Tenant will provide the Landlord with the names, addresses and telephone numbers of 2 authorized employees of the Tenant who may be contacted by the Landlord if an emergency relative to the Premises arises.
9.    Normal Business Hours.
(a)    The Normal Business Hours are the hours from 7 a.m. to 6 p.m., Monday to Friday, inclusive, of each week, holidays excepted, or such other hours and days as may be specified by the Landlord, acting reasonably, from time to time, provided that in doing so the Landlord may not reduce the total number of hours on weekdays (holidays excepted) which constitute Normal Business Hours.
10.    Entry after Hours/Locks.
(a)    The Tenant and its employees, servants, agents, contractors, and invitees may enter the Premises or the Building when the Building is closed to the public but only by way of such entrances as the Landlord may designate from time to time and subject to the control and security procedures designated by the Landlord from time to time.
(b)    The Tenant will not place any locks or other security devises upon the doors of the Premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access and security.
11.    Permits, Licences.
(a)    The Tenant alone will be responsible for obtaining from the appropriate governmental authorities or other regulatory body having jurisdiction whatever permits, licences or approvals may be necessary for the operation of the Tenant’s business.
12.    Further Rules and Regulations.
(a)    For the general benefit and welfare of the Building and the tenants therein, the Landlord may amend these rules and regulations, by alteration or addition, and such amended rules and regulations will be binding on the Tenant. provided that such amended rules and regulations and policies shall not (i) discriminate against the Tenant, (ii) materially or unreasonably interfere with or restrict the Tenant’s conduct of its business or the Tenant’s use or enjoyment of the Premises, or (iii) derogate from any of the Tenant’s rights under this Lease.

Schedule 4

ADDITIONAL PROVISIONS
1.    Free Basic Rent. Notwithstanding any terms to the contrary in this Lease, the Tenant shall not be required to pay Basic Rent for the first 2 months of the Initial Term (the “Free Basic Rent Period”).
2.    Tax Exemption. The Tenant acknowledges that the Landlord has applied to the City of Victoria for an exemption in respect of Taxes for up to [redacted]pursuant to the City’s Tax Incentive Program for heritage designated commercial buildings (the “Tax Exemption”). The Tenant acknowledges and agrees that notwithstanding the application of the Tax Exemption to Taxes in respect of Building and the Land, during any period that the Tax Exemption applies the Tenant will pay, pursuant to paragraph 4.4(a)(ii) of this Lease, the Tenant’s Proportionate Share of Taxes based on what the Taxes would have been if the Tax Exemption was not applicable. For example, for illustration purposes only, if during the first full Lease Year of the Initial Term the Tax Exemption applies and the Tenant’s Proportionate Share of Taxes would have been equal to [redacted]per square foot of the Rentable Area of the Premises if the Tax Exemption had not been applicable, the Tenant will pay [redacted]per square foot of the Rentable Area of the Premises to satisfy its payment obligations under paragraph 4.4(a)(ii) of this Lease.
3.    Exterior Signage. At the Tenant’s sole cost and expense, the Landlord will permit the Tenant to install exterior signage on the Building on Douglas Street, subject to compliance with the Landlord’s reasonable signage guidelines and applicable City of Victoria bylaws and subject to the Landlord’s approval, acting reasonably, as to size, design and location of the signage. Crown signage can be made available by proposal and occupancy of an entire floor.
4.    Tenant Improvement Allowance. The Landlord shall pay to the Tenant, the Tenant Improvement Allowance to be spent on the construction and installation of the Tenant’s Work. The Tenant Improvement Allowance will be paid by the Landlord to the Tenant during the Fixturing Period as the Tenant’s Work progresses upon receipt of a Tenant draw request, provided the Tenant is not then in default under this Lease beyond applicable notice and cure periods and further provided that the total number of draw requests made by the Tenant shall not exceed 3 in number. Any costs and expenses in respect of the Tenant’s Work over and above the Tenant Improvement Allowance shall be to the account of and responsibility of the Tenant. The draws will be paid to the Tenant within 30 days of a written request therefor by the Tenant, provided the following conditions are satisfied:
a.    this Lease has been executed by the parties and the Tenant is not then in default of any of the Tenant’s covenants hereunder beyond applicable notice and cure periods,
b.    such payments shall be no greater than the cost of work in place in respect of the Tenant’s Work in the Premises as of the date of such request, as reasonably determined by the Architect;
c.    the Tenant provides to the Landlord a sworn declaration from the general contractor stating that, provided specified funds are paid, there are no liens or encumbrances affecting the Premises, the Building or the Land in respect of work, services, materials and equipment relating to the Tenant’s Work and that the Tenant’s designers, contractors, subcontractors, workers and suppliers of materials and equipment, if any, have been paid in full for all work and services performed and materials and equipment supplied by them to the Premises to the date of such request; and

d.    the Tenant provides to the Landlord copies of all costs actually expended by the Tenant (by way of invoices or accounts pertaining to the Tenant’s Work), certified by an officer of the Tenant, for completion of such portion of the Tenant’s Work.
The final [redacted] of the Tenant Improvement Allowance shall be paid upon the expiry of any lien holdback period provided for by any applicable builders lien legislation and the delivery to the Landlord of “as built” drawings for all of the Tenant’s Work. [redacted] of any amount of the Tenant Improvement Allowance that is unused by the Tenant for the construction and installation of the Tenant’s Work shall be a credit to the Tenant and applied to the earliest Rent payable under this Lease.
5.    Preliminary Space Planning. The Landlord shall, promptly upon the Tenant’s request, reimburse the Tenant for its costs to prepare a preliminary space plan for the Tenant in respect of the Premises, provided that such reimbursement shall not exceed fifteen cents ($0.15) per square foot of the Rentable Area of the Premises.
6.    Parking. The Landlord grants to the Tenant a license to use and the Tenant accepts such license to use during the Term 19 designated parking stalls located on the Land. As of the date of this Lease the Landlord has designated the Tenant’s parking stalls as those shown hatched on Schedule 6 attached hereto. The monthly rental for the parking stalls will be at the prevailing monthly rate established by the Landlord from time to time but, in any event, commensurate with prevailing market rates from time to time for comparable parking stalls in the area of the Land. As of the date of this Lease the current market rate is [redacted]per reserved stall per month, plus applicable taxes. The monthly rental for the parking stalls contemplated in this paragraph shall be payable in advance as Additional Rent on the first day of each month of the Term. Any or all of the aforementioned 19 parking stalls may be relocated by the Landlord on no less than [redacted]notice to the Tenant, provided that the number of parking stalls is not reduced below 19.
7.    Right of First Refusal to Lease.
a.    In consideration of the Tenant’s covenants under this Lease and provided the Tenant is not in default of this Lease beyond any applicable notice and cure periods at the time the Landlord gives the Offer (as defined below) to the Tenant, the Landlord grants to the Tenant a right of first refusal to lease (the “Tenant’s Right of First Refusal”) on the terms and conditions of this paragraph.
b.    During the Term, the Landlord will not lease, in whole or in part, any space on the 3rd floor of the Building that is not part of the Premises (the “Additional 3rd Floor Space”), unless:
i.    the Landlord gives to the Tenant a written offer to lease (the “Offer”) setting forth the space which is available, the date it is available and the Rent, inducements and other terms and conditions upon which a bona fide third party dealing with the Landlord at arm’s length (the “Third Party”) has made an offer to lease to the Landlord, and which the Landlord is willing to accept; and
ii.    the Tenant does not accept the Offer by notice in writing to the Landlord given within 5 business days after receipt of the Offer.
c.    The Landlord and the Tenant agree that except for the use clause, which will be deemed to read “ general office purposes and any other purposes directly related thereto as permitted by applicable zoning”, the Landlord will not make any amendments to the terms of the offer to lease received from the Third Party when preparing the Offer to the Tenant.

The Landlord shall, together with the Offer, provide the Tenant with a copy of the offer to lease that the Landlord received from the Third Party.
d.    If the Tenant does not accept the Offer, the Landlord may lease the space referred to in the Offer, at arm’s length, to the Third Party on equal terms or terms more favourable to the Landlord than those set out in the Offer, during a period of 90 days following the expiration of the period in which the Tenant was entitled to accept the Offer. Thereafter, the Landlord will not lease the Additional 3rd Floor Space, in whole or in part, without again making an offer to the Tenant on the terms and conditions of paragraphs b. and c. above.
e.    If the Tenant accepts the Offer, the Offer, as accepted, will constitute a binding agreement of lease and the Tenant will execute, at its cost, a lease amending agreement prepared by the Landlord and acceptable to the Tenant, reflecting the amendments to the Lease required as a result of the addition of the Additional 3rd Floor Space, or any part thereof, that is acquired by the Tenant following acceptance of the Offer.
f.    Time will be of the essence of the right of first refusal to lease contemplated in this section 7 of Schedule 4.
g.    This right of first refusal may not be assigned by the Tenant except to a person to whom the Tenant assigns this Lease in compliance with the applicable terms of this Lease.
8.    Estimate of Additional Rent.
The Landlord estimates that for the 2020 Lease Year the Additional Rent will be [redacted]per square foot of the Rentable Area of the Premises.

Schedule 5

LANDLORD’S WORK AND TENANT’S WORK
PART A - Landlord’s Work
The “Landlord’s Work” shall include the following work, all of which shall be completed by the Landlord, at its sole cost and expense, in a good and workmanlike manner to first class standards and using only new materials (provided that some repurposing of existing materials shall be permitted where deemed appropriate by the Landlord, acting reasonably, so long as the same is done to first class standards), and in strict compliance with all applicable laws, bylaws, codes, rules and regulations, including without limitation the British Columbia Building Code, the British Columbia Fire Code and all bylaws of the City of Victoria:

1. General

Base building “shell” condition:

- Office floor area will be completed to a shell finish
- Complete building finishes to all common areas
- Secure bike room provided for the Project in common areas
- Access to electric car charging stations in the Project parking area for Tenant’s use
- Men’s and Women’s changerooms and showers to be provided within the common areas of the Project
- Smooth and level concrete floors ready for Tenant’s finishing
- Minimum four stalls/toilets for the women’s washroom and two stalls/toilets, plus two urinals for the men’s washroom on the second floor
- Elevator access to be provided to the second floor
- Operational ceiling mounted heat pump system(s), as per base building specifications. Tenant to supply and install duct work downstream of heat pump(s)
- Power to electrical service panel per base building specifications
- Building standard LED light fixtures supplied to an open plan grid. Tenant to install.
- Sprinklers to an open layout
- Rough-in plumbing for an office kitchenette in a location determined by the Landlord
- An empty 2” diameter conduit for telephone / data service to the Leased Premises, in a location determined by the Landlord
- Building standard exterior window coverings supplied. Tenant to install

2. Architectural

- All floors to be concrete structural slab
- Third floor PRR Mezzanine to be concrete topping on composite metal decking and steel structure
- Drywall to interior face of exterior walls

Structural

- Live Loading Ground Floor, slab on grade; Second and Third Floors 100psf, or 4.8kPa

3. HVAC — New System

- 2 pipe water source heat pumps to ground floor and office spaces c/w outdoor fluid cooler, gas fired boiler system and accessories
- 2" (15 gpm) heat pump water supply/return capped at each floor
- Heat pump(s) with a cooling capacity of 650 sf/ton for office space

- Thermostat provided to each heat pump with 10 feet of wire
- Roof top indirect fired gas make up air unit and ductwork distributed to the back side of each heat pump distributed to the Premises, Tenant to then distribute throughout

4. **<u>Fire Suppression</u>**

- Wet pipe fire protection system c/w piping, sprinkler heads, hangers and accessories, to be designed on accordance with NFPA 13. To base shell building level in accordance with municipal code

5. **<u>Plumbing</u>**

- Office Space 1" (10 fixture units) domestic cold and hot water system capped off at 1 foot off wall/floor/ceiling, c/w valves, piping, anchor and necessary accessories

6. **<u>Electrical</u>**

- Main distribution panel at main electrical room including switch gear. 6 watts per square foot, 3 phase, 4 wire service

PART B - Tenant’s Work
1.    “Tenant’s Work” means all work other than the Landlord’s Work required to be done to complete the Premises for occupancy by the Tenant to meet all building code requirements.
2.    The Tenant’s Work shall not be undertaken or commenced by the Tenant until:
a.    the Tenant has delivered to the Landlord a certificate of insurance for the Premises confirming that the Tenant has obtained the insurance coverage required under this Lease; and
b.    the Tenant has obtained the necessary permits to complete the Tenant’s Work and delivered copies of the same to the Landlord.
3.    All improvements to the Premises shall conform to the quality standards of the Building. The Tenant shall use an architect and other necessary consultants such as mechanical engineer, electrical and data engineer, code consultant and such other certified registered professionals who may be required from time to time to design and prepare working drawings and specifications of the Tenant’s Work and shall submit same for the Landlord’s prior written approval, not to be unreasonably withheld.
4.    All work including changes to the structural elements or mechanical systems of the Building necessitated by the Tenant’s Work shall be first approved by the Landlord.
5.    No Tenant’s Work shall be commenced by the Tenant until all plans, drawings and specifications of the proposed Tenant’s Work have been submitted to and approved in writing by the Landlord and until the Tenant has secured all requisite approvals and permits from all applicable authorities having jurisdiction and submitted proof of same to the Landlord. The Tenant shall apply to the appropriate governmental and all other applicable authorities for all necessary permits and approvals necessary for the construction and installation of the Tenant’s Work to be constructed by Tenant within the Premises. All such applications shall be made in a timely manner so that the necessary permits and approvals may be obtained prior to the Possession Date. The Tenant will be responsible for compliance with final plans and specifications and the building code applicable to the Building in connection with its construction responsibilities. Notwithstanding anything to the contrary set forth in this Part B of Schedule 5, the Tenant will not be obligated to pay any fees or charges related to the Landlord’s approval, supervision, coordination, security or overhead with respect to the Tenant’s Work, except that the Landlord shall be entitled to recover any reasonable, out-of-pocket costs incurred in its review and approval of the plans, drawings and specifications of the Tenant’s Work by any arms-length, third party consultants retained by the Landlord for such purpose.
6.    The preparation of all design and working drawings and specifications relating to completion of the Premises for occupation by the Tenant and the calling of tenders and letting of contracts relating to the Tenant’s Work and the supervision and completion of the Tenant’s Work and payment therefore shall be the responsibility of the Tenant.
7.    Approvals must be obtained by the Tenant for its work from the municipal building department and all authorities having jurisdiction and the Tenant must submit evidence of these approvals to the Landlord before commencing work and post such approvals on the job site prior to the commencement of the work. The Tenant shall be responsible for payment of all fees and charges incurred in obtaining such approvals before commencing work and for obtaining an occupancy permit prior to opening.
8.    All the Tenant’s Work required by the Tenant to complete the Premises for occupancy shall be carried out with good workmanship and shall not be in contravention of the codes or regulations of the municipality or any other authority having jurisdiction.
9.    Before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ commercial general liability insurance for limits not less than those to be maintained by the Tenant under the Lease. The Landlord and its agent shall be named as additional insureds in such contractors’ insurance policies.
10.    Before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ WorkSafe BC clearance as well as a list of all trades, which must be approved by the Landlord. All contractors shall abide by all WorkSafe BC rules and regulations on site.
11.    The Tenant shall at all times keep the Premises and all other areas clear of waste materials and refuse caused by itself, its suppliers, contractors or by their work.
12.    The Landlord may require the Tenant to clean up on a daily basis and be entitled to clean up at the Tenant’s expense if the Tenant shall not comply with the Landlord’s reasonable requirements.
13.    All Tenant’s Work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and adherence to all building rules and regulations.
14.    The Landlord may require that the Landlord’s contractors and sub-contractors be engaged for any mechanical or electrical work, work conducted on the roof or the fire and sprinkler systems, or other work which may be under warranty.
15.    The Landlord shall not in any way be responsible for or liable with regard to any work carried out or any materials left or installed in the Premises.

16.    Any damages caused by the Tenant, the contractors or subtrades employed on the work to any of the structural elements or mechanical systems of the Building or to any property of the Landlord or of other tenants, shall be repaired by the Landlord’s contractor to the satisfaction of the Landlord and the Landlord may recover the costs incurred from the Tenant plus an additional fee equal to 15% of such costs.
17.    If the Tenant’s contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the approved plans and specifications, the Landlord may give written notice to the Tenant and the Tenant’s contractor of such failure and if the Tenant has not, within 30 days after receiving such notice, remedied such failure (or, if remedying such failure requires a longer period to complete, if the Tenant has not commenced to remedy such failure within the 30 day period and thereafter does not diligently pursue remedying such failure to completion), then the Landlord may, without prejudice to any right or remedy, complete the work, remedy the default or make good any deficiencies and recover the costs incurred from the Tenant.
18.    The Tenant shall perform its work expeditiously and efficiently and shall complete the same prior to the Commencement Date or within the period stipulated in any other written agreement between the parties subject only to circumstances over which the Tenant has no control and which by the exercise of due diligence could not have been avoided.
19.    On completion of the Tenant’s Work, the Tenant shall forthwith furnish to the Landlord “as built” drawings for the Tenant’s Work and a statutory declaration in a form provided by the Landlord stating that there are no builders’ liens outstanding against the Premises or the Building on account of the Tenant’s Work and that all accounts for work, service and materials have been paid in full with respect to all of the Tenant’s Work, together with evidence in writing satisfactory to the Landlord that all assessments under the Workers Compensation Act (British Columbia) have been paid.
20.    The Tenant shall complete all work in a good and workmanlike manner, and in strict accordance with the drawings and specifications approved by the Landlord and all applicable laws, bylaws, codes, rules and regulations. The Tenant agrees to indemnify and save the Landlord harmless from any and all loss, damage or injury which may result from the Tenant’s activities in the Premises, the Building or the Land in completing the Premises as aforesaid. The Tenant acknowledges and agrees that there may be inconvenience associated with completing either the Landlord’s Work or the Tenant’s Work.

SCHEDULE 6

DESIGNATED PARKING STALLS